CONFIDENTIAL                                                   EXECUTION VERSION










                               ORPHAN MEDICAL INC.

                                       AND


                          CELLTECH PHARMACEUTICALS LTD.

                   XYREM(R) LICENSE AND DISTRIBUTION AGREEMENT




















** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

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ARTICLE I         DEFINITIONS...............................................................................1


ARTICLE II        APPOINTMENT...............................................................................6

     2.1          Appointment as Distributor................................................................6
     2.2          License Grant.............................................................................7
     2.3          Right of First Negotiation for Other Indications..........................................7
     2.4          Subdistributors/Sublicensees..............................................................8
     2.5          Sales Outside the Territory...............................................................8
     2.6          Option to Expand the Territory............................................................9
     2.7          Competitive Product.......................................................................9


ARTICLE III       REGULATORY APPROVALS; COMPLIANCE WITH LAWS AND
                  REGULATIONS...............................................................................9

     3.1          Marketing Authorizations..................................................................9
     3.2          Regulatory Timelines.....................................................................10
     3.3          Other Approvals..........................................................................11
     3.4          Return of Initial Payment................................................................11
     3.5          Product Changes..........................................................................11
     3.6          Clinical Trials..........................................................................12
     3.7          Compliance With Applicable Laws..........................................................12
     3.8          Approved Product Packaging and Labeling; Relevant Testing................................12
     3.9          Steering Committee.......................................................................13


ARTICLE IV        ROYALTIES AND MILESTONE PAYMENTS.........................................................14

     4.1          Milestone Payments.......................................................................14
     4.2          Royalty..................................................................................14
     4.3          Minimum Royalty Requirement..............................................................15
     4.4          Royalty and Milestone Payments...........................................................15
     4.5          Exchange Rates...........................................................................16
     4.6          Taxes....................................................................................16
     4.7          Reports..................................................................................16
     4.8          Books and Records; Audit.................................................................16


ARTICLE V         REGULATORY Compliance; product manufacture...............................................17

     5.1          Regulatory Reporting.....................................................................17
     5.2          Product Recalls..........................................................................17
     5.3          Adverse Event Notifications and Reporting................................................17
     5.4          Correspondence/Complaints................................................................17
     5.5          Translations.............................................................................18
     5.6          Manufacture; Quality.....................................................................18
     5.7          Product Specifications...................................................................18
     5.8          Manufacturing Audits by Celltech.........................................................18
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ARTICLE VI        MARKETING EFFORTS........................................................................19

     6.1          Marketing Efforts........................................................................19
     6.2          Approved Product Claims..................................................................19
     6.3          Development of Marketing Strategy........................................................19
     6.4          Marketing Materials......................................................................20
     6.5          Sales and Technical Literature Developed by Orphan Medical...............................20
     6.6          Marketing Reports........................................................................20
     6.7          Cooperation..............................................................................20
     6.8          Named Patient Basis Sales................................................................21


ARTICLE VII       PURCHASE AND DELIVERY OF PRODUCT.........................................................21

     7.1          Forecasts................................................................................21
     7.2          Pricing..................................................................................22
     7.3          Consignment of Product...................................................................22
     7.4          Purchase Orders..........................................................................24
     7.5          Delivery From Other Than Consignment Inventory...........................................25
     7.6          Transfer Price Variations................................................................25
     7.7          Payment Terms............................................................................26
     7.8          Short Supply Allocation..................................................................27
     7.9          Product Expiration.......................................................................27
     7.10         Certificate of Analysis..................................................................28
     7.11         Storage..................................................................................28
     7.12         Rejection of Shipments For Product Non-Conformance.......................................28
     7.13         Testing of Product Upon Receipt..........................................................29


ARTICLE VIII      REPRESENTATIONS AND WARRANTIES...........................................................29

     8.1          Orphan Medical Warranties................................................................29
     8.2          Disclaimer...............................................................................32
     8.3          Celltech Warranties......................................................................32


ARTICLE IX        INDEMNIFICATION..........................................................................33

     9.1          Indemnification by Orphan Medical........................................................33
     9.2          Indemnification by Celltech..............................................................34
     9.3          Procedure................................................................................34
     9.4          Insurance................................................................................34


ARTICLE X         INTELLECTUAL PROPERTY RIGHTS PERFECTION AND USE..........................................35

     10.1         License Perfection.......................................................................35
     10.2         Quality Standards........................................................................35
     10.3         Use of Trademark.........................................................................35
     10.4         Registration and Approvals...............................................................35
     10.5         Reservation of Rights....................................................................36
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ARTICLE XI        INTELLECTUAL PROPERTY INFRINGEMENTS......................................................36

     11.1         Protection of Intellectual Property......................................................36


ARTICLE XII       IMPROVEMENTS.............................................................................37

     12.1         Improvements by Celltech.................................................................37
     12.2         Improvements by Orphan Medical...........................................................37
     12.3         Disclosure...............................................................................37


ARTICLE XIII      CONFIDENTIALITY..........................................................................37

     13.1         Proprietary Information..................................................................37
     13.2         Exclusions...............................................................................38
     13.3         Third Party Disclosure...................................................................38
     13.4         Third Party Confidentiality Agreement....................................................38
     13.5         Confidentiality of Agreement.............................................................39
     13.6         Prior Confidentiality Agreement..........................................................39


ARTICLE XIV       TERM AND TERMINATION.....................................................................39

     14.1         Term.....................................................................................39
     14.2         Mutual Termination.......................................................................39
     14.3         Termination by Orphan Medical............................................................39
     14.4         Rights and Obligations on Termination....................................................40
     14.5         Partial Termination......................................................................40
     14.6         Sell-Off Period..........................................................................40
     14.7         Survival.................................................................................41
     14.8         Assignment of Authorizations.............................................................41
     14.9         Rights on Termination for Cause..........................................................41
     14.10        No Compensation..........................................................................41


ARTICLE XV        ARBITRATION..............................................................................41

     15.1         Litigation Rights Reserved...............................................................41
     15.2         Arbitration..............................................................................41
     15.3         Governing Law............................................................................42


ARTICLE XVI       FORCE MAJEURE............................................................................42

     16.1         Events of Force Majeure..................................................................42
     16.2         Notice...................................................................................43
     16.3         Hardship.................................................................................43


ARTICLE XVII      MISCELLANEOUS............................................................................43

     17.1         Notices..................................................................................43
     17.2         Waiver...................................................................................44
     17.3         Entire Agreement.........................................................................44
     17.4         Amendment................................................................................44
     17.5         Headings.................................................................................44

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     17.6         Relationship of the Parties..............................................................44
     17.7         Assignment...............................................................................44
     17.8         Severability.............................................................................44
     17.9         Publicity................................................................................45
     17.10        Counterparts.............................................................................45
     17.11        LIMITATION OF DAMAGES....................................................................45

APPENDICES

Appendix A - Territory
Appendix B - Trademark and Patent Rights
Appendix C - Product Specifications
Appendix D - Standard Operating Procedure for Exchange of Safety Data
Appendix E - Quality Agreement Appendix F - Celltech First Commercial Year Forecast
Appendix G - Components of Standard Manufacturing Cost and Transfer Price
Appendix H - Regulatory Assistance Appendix I - Trademark Use Standards

SCHEDULES

ORPHAN MEDICAL
     8.1(e)(ii) - Patent Rights, Trademarks and Other Intellectual Property 8.1(e)(iii) - Infringement or Conflict
     8.1(f)(i) - Contracts
     8.1(f)(ii) - Default, Breach or Violation
     8.1(g)(i) - Claims
     8.1(h) - Required Approvals

CELLTECH
     8.1(e)(i) - Contracts
     8.1(e)(ii) - Default, Breach or Violation
     8.1(f)(i) - Claims
     8.2(g) - Required Approvals

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                                       iv


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                    XYREM LICENSE AND DISTRIBUTION AGREEMENT

         This LICENSE AND DISTRIBUTION AGREEMENT (this "AGREEMENT") is made and entered into as of October 29, 2003 ("EFFECTIVE DATE"), by and between Orphan Medical, Inc., a corporation having its principal place of business at 13911 Ridgedale Drive, Suite 250, Minnetonka, Minnesota 55305, USA (together with its Affiliates, "ORPHAN MEDICAL"), and Celltech Pharmaceuticals, Ltd., a biopharmaceutical company organized under the laws of England having its principal place of business at 208 Bath Road, Slough, Berkshire SL1 3WE, United Kingdom (together with its Affiliates, "CELLTECH").

                                    RECITALS

         WHEREAS, Orphan Medical has developed, patented, registered with the FDA and currently sells the Product (as defined below) in the United States, and wishes to sell the Product to Celltech for distribution in the Territory (as defined below);

         WHEREAS, Celltech has regulatory and marketing expertise necessary to review and re-format regulatory pharmaceutical applications and to market ethical pharmaceuticals targeted to specified populations of patients in the Territory; and

         WHEREAS, Celltech wishes to register, package, label, promote, market, sell and distribute the Product in the Territory, as hereinafter defined, and Orphan Medical wishes to authorize Celltech to do so, all on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Orphan Medical and Celltech agree as follows:

ARTICLE I
                                   DEFINITIONS

         "AFFILIATE" shall mean any corporation or non-corporate business entity controlled by, controlling or under common control with, a party to this Agreement. For the purpose of this definition, "control" shall mean the direct or indirect ownership or control of at least fifty percent (50%) of the voting stock of a corporation or a) in the absence of ownership of at least fifty percent (50%) of the voting stock of that corporation, or b) in the case of a non-corporate business entity, if it possesses, directly or indirectly, whether by virtue of an ownership interest of any kind, by contract or otherwise, the power to direct or cause the direction of the management and policies of the corporation or non-corporate business entity or to elect or cause the election of a majority of the board of directors or other governing body of such corporation or non-corporate business entity.

         "ADVERSE EVENT" means the ICH guideline definition as further defined in Appendix D.

         "API" means the active pharmaceutical ingredient sodium oxybate contained in the Product.

         "CLAIMS" shall have the meaning provided in Section 9.1.

         "COMMERCIAL FORECASTS" shall have the meaning provided in Section 7.1.

         "COMMERCIALLY REASONABLE EFFORTS" means all those efforts that are commercially reasonable under the prevailing circumstances, but in no event will such efforts be less than those that the applicable party would undertake for its own purposes.

         "COMPONENTS" means the dosing cups and lids, syringe, tamper resistant seal and PIBA included in the pack issued to customers along with each bottle of Product.

         "CONTRACT YEAR" means each twelve (12) month period during the Term of this Agreement starting on 01 January and ending on 31 December.

         "CURRENT GOOD MANUFACTURING PRACTICES" or "CGMP" means the regulations set forth in 21 C.F.R. Parts 210 - 211, 820 and 21 C.F.R. Subchapter C (Drugs), Quality System Regulations and the requirements thereunder imposed by the FDA, and the equivalent regulations and requirements applicable in the Territory.

         "DEA" means the United States Drug Enforcement Administration, or any successor thereto, having the administrative authority to regulate the scheduling and distribution of certain drugs in the United States.

         "EMEA" means the European Medicines Evaluation Agency or any successor entity which coordinates the scientific review of human pharmaceutical products under the centralized licensing procedure in the European Union.

         "FDA" means the United States Food and Drug Administration or any successor entity.

         "FIRST COMMERCIAL SALE" means the first sale of the Product by or on behalf of Celltech to a wholesaler, distributor or end-user in the Territory following Registration of the Product in the Territory.

         "ICH" means International Conference on Harmonization of technical requirements for registration and manufacturing of pharmaceuticals for human use as may be amended from time to time.

         "INDEMNIFICATION AMOUNTS" shall have the meaning provided in Section
     9.1.

         "INDICATION" means any medical condition or set of symptoms for the treatment of which a medicinal product is or may be prescribed.

         "IMPROVEMENTS" means any and all inventions or discoveries (including, without limitation, manufacturing, manufacturing processes and procedures, analytical processes, procedures or methods and analytical results) any route(s) of synthesis, new formulations and/or delivery forms of or with respect to the API and/or Product (other than the current form of the Product as defined herein), including all information and data relating thereto, whether patentable or not, whether originating from Orphan Medical or from Celltech, including copyrights, trademarks, patents, patent applications, trade secrets, NDAs and Know How.


                                        2

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         "KNOW HOW" means data and information regarding toxicology, pharmacology, clinical trials, analytical methodologies, and use of the Product that is necessary or useful for Celltech to fulfill its obligations hereunder, all of which is proprietary to Orphan Medical.

         "LICENSED INDICATIONS" means narcolepsy and its associated conditions including without limitation cataplexy and excessive daytime sleepiness and any other Indication(s) for which Celltech obtains the right to develop the Product pursuant to Section 2.3 hereof.

         "LICENSED INTELLECTUAL PROPERTY" shall have the meaning provided in
Section 2.2.

         "MAJOR EUROPEAN COUNTRY(IES)" means those countries listed as such on Appendix A hereto, as such Appendix may be amended from time to time in accordance with Section 2.6 of this Agreement.

         "MANUFACTURING KNOW HOW" means all data, information and materials relating to the manufacture of the Product that is not included in the Know How.

         "MARKETING AUTHORIZATION" means a Regulatory Authority approval necessary to commercially promote and distribute the Product for a Licensed Indication in the Territory including where applicable, price and reimbursement approval which must be granted for the Product to be sold in such country. Marketing Authorization as applied to any country within the Territory does not include the approval of a treatment IND, pre-approval human use trials under a protocol or distribution of a product under an emergency use program, e.g., distribution on a Named Patient Basis.

         "MARKET SALES PRICE" means the price for the Product approved by the Regulatory Authority in each country of the Territory, or in countries where pricing is not regulated, the price at which Celltech sells the Product.

         "MINOR EUROPEAN COUNTRY(IES)" means those countries listed as such on Appendix A hereto, as such Appendix may be amended from time to time in accordance with Section 2.6 of this Agreement.

         "NAMED PATIENT BASIS" means any distribution of Product by Orphan Medical or Celltech, as its designee, for sale prior to Registration of the Product through approval by a Regulatory Authority in the Territory or as otherwise allowed by local law.

         "NDA" means a New Drug Application filed by Orphan Medical with the FDA or any equivalent successor application for approval to commercially promote and distribute the Product in the United States.

         "NET SALES" means for purposes of calculating the payments payable by Celltech to Orphan Medical pursuant to Sections 4.1, 4.2 and 4.3 of this Agreement, the gross sales prices received by Celltech, its Subdistributors or Sublicensees from sales of the Product, not including Product samples, sold by or for Celltech, its Subdistributors or Sublicensees to independent third parties in the Territory, after in each case, deduction of the following items allowed, given, granted, paid or borne by or for Celltech, its Subdistributors or Sublicensees with respect to sales of the Product:


                                        3
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         (a) all bona fide promotional, cash, trade and quantity discounts and rebates;

         (b) all bona fide allowances to end users or credits (whether in the form of a credit or free Product) on account of price adjustments, rejection or return, recalls, charge backs or governmental program rebates (including without limitation to managed care organizations);

         (c) all sales, consumption, excise and any other taxes, tariffs, duties or government charges (including any tax such as value added or similar tax or government charge other than income tax) with respect to sales of the Product; and

         (d) any charges for freight or insurance.

         For avoidance of doubt, in order to avoid any double counting when determining Net Sales (i) Net Sales shall not include any royalties, proceeds or other amounts paid to Celltech by any Sublicensee and (ii) if the gross sales price received by a Subdistributor from one or more sales has been counted, then Net Sales shall not include any royalties, proceeds or other amounts that are paid by such Subdistributor to Celltech in connection with such sales.

         "OPTION COUNTRY" means a country listed as such on Appendix A hereto which is not currently located in the Territory and which Celltech has the option, in its sole discretion, to include in the Territory, if after the Effective Date, such Option Country joins the European Union or European Free Trade Area.

         "ORPHAN DRUG DESIGNATION" means designation by the EMEA as an orphan drug, a drug for a specified rare disease or condition, or the equivalent designation by a Regulatory Authority of any country of the Territory.

         "PATENT RIGHTS" means European patent Number EP 1140061 and any other patents listed on Appendix B hereto, the inventions described and claimed therein relating to the Product and any application for letters patent relating thereto, including, without limitation a continuation application, a continued prosecution application, a continuation in part application or a divisional application, and any supplementary protection certificates, extensions, substitutions, confirmations, divisions, continuations, continuations-in-part, patents issuing thereon and reissues or re-examinations thereof (each which shall be automatically incorporated in and added to this Agreement and shall periodically be added to Appendix B attached to this Agreement and made a part hereof).

         "PERSON" means any individual, general or limited partnership, corporation, limited liability company, association, business trust, joint venture, Regulatory Authority, business entity or other entity of any kind or nature.

         "PRODUCT" means Orphan Medical's proprietary pharmaceutical product Xyrem containing the API as its active ingredient in bulk, unlabeled bottles, for use as a treatment for the Licensed Indications and all Components therefor unless Celltech shall elect to source such Components from a Third Party as contemplated by Section 2.1(d).

         "PRODUCT SPECIFICATIONS" means specifications of the Product as approved in the Marketing Authorizations including specifications of secondary packaging, or as otherwise



                                        4
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agreed upon by Orphan Medical and Celltech. The Product Specifications contained in the NDA as of the Effective Date are attached as Appendix C hereto.

         "PROPRIETARY INFORMATION" shall mean the terms and provisions of this Agreement and all non-public information or data relating to the Product and the subject matter hereof first communicated by or on behalf of one party to the other, whether in writing or orally, including without limitation, all scientific, clinical, commercial, financial and business information and data, know-how, compilations, formulae, processes, plans, technical information, new product information, compounds, formulations, methods of product-delivery, test procedures, product samples, specifications and other information or data.

         "REGISTRATION" shall have occurred and shall continue in each country in the Territory when the Marketing Authorization required in respect of such country shall have been issued and shall continue to be effective.

         "REGULATORY AUTHORITY" means the EMEA and each other regulatory and drug scheduling authority equivalent to the FDA and DEA in the Territory or a country in the Territory, which has responsibility for scheduling drugs and approving Marketing Authorizations.

         "STEERING COMMITTEE" means the joint committee established pursuant to
Section 3.9.

         "SUBDISTRIBUTORS" means any subdistributor (exclusive of pre-wholesalers, wholesalers and Sublicensees) of the Product in the Territory appointed by Celltech from and after the Effective Date pursuant to this Agreement.

         "SUBLICENSEE" means any Third Party who is licensed by Celltech to promote, market, sell and distribute the Product in the Territory in consideration of the payment to Celltech of a purchase price for the Product and royalties on sales of the Product to Third Parties.

         "TERM" shall have the meaning provided in Section 14.1 hereof.

         "TERRITORY" means the Major European Countries and the Minor European Countries set forth in Appendix A, as such Appendix may be amended from time to time pursuant to Section 2.6 of this Agreement.

         "THIRD PARTY" means a Person who or which is neither a party to this Agreement nor an Affiliate thereof.

         "TRADEMARK" means the trademark set forth in Appendix B.

         "TRANSFER PRICE" means the price(s) Orphan Medical charges Celltech for Product on a per bottle and per Component basis; provided, however, that the Transfer Price shall not exceed ** for the Product, exclusive of Components plus, when Components are being purchased, 100% of Orphan Medical's cost of Components. The constituents comprising Orphan Medical's standard manufacturing cost are listed on Appendix G, which also shows a Transfer Price of ** for the Product including Components as of the date hereof.


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


         "WEIGHTED AVERAGE LIST PRICE" means Celltech's total annual gross sales receipts for the Product received from Celltech's customers in the Territory calculated based on the Market Sales Price, divided by the quantity of Product sold in the Territory.

ARTICLE II
                                   APPOINTMENT

     2.1 Appointment as Distributor. Subject to the terms and conditions of this Agreement, Orphan Medical hereby appoints Celltech, and Celltech accepts such appointment, as Orphan Medical's exclusive distributor of the Product in the Territory. During the Term of this Agreement, Celltech shall purchase all of its requirements of the Product from Orphan Medical as the sole supplier except as follows:

         (a) Celltech Manufacturing. Orphan Medical agrees to discuss with Celltech the feasibility and commercial viability of transferring the manufacture of the Product to Celltech's FDA approved facilities or qualifying and registering Celltech as a back-up manufacturer for the Product for the Territory and/or for the rest of the world.

         (b) Third Party Manufacturing. If Orphan Medical is unable to manufacture or supply the quantity of Product ordered by Celltech in accordance with this Agreement for any reason whatsoever, including, without limitation, by reason of an event described in Section 16.1 (Events of Force Majeure), Celltech shall have the right at its sole election to (A) take over the manufacture of the Product or appoint a Third Party manufacturer to fulfill Orphan Medical's manufacturing and supply obligations under this Agreement thereafter through the remaining Term of this Agreement and/or (B) purchase the API from Orphan Medical and itself convert, or appoint a Third Party manufacturer to convert, the API into Product through the Term of the Agreement; provided, however, such right shall be exercisable only if (1) Orphan Medical's inability to manufacture or supply the Product could reasonably be expected to result in a period of time of at least three (3) months during which less than fifty percent (50%) of Product ordered pursuant to Celltech's last firm purchase order would be available to Celltech for commercial sale, (2) Celltech provides reasonable evidence of its ability to procure a Third Party manufacturer or take over the manufacture of the Product or the API more rapidly than Orphan Medical could restart production and supply of Product, and (3) Orphan Medical's inability to manufacture or supply Product did not result, wholly or in part, from a breach by Celltech of its obligations hereunder. Orphan Medical shall provide Celltech with all reasonable assistance in taking over or obtaining and qualifying a Third Party manufacturer, including without limitation, licensing its Manufacturing Know-How to Celltech and/or such Third Party manufacturer solely for the purpose of manufacturing the API and/or the Product pursuant to this Section 2.1(b).

         (c) Price for Manufacturing Changes. In the event Celltech shall manufacture Product or API or cause Product or API to be manufactured pursuant to this Agreement, a manufacturing royalty, transfer price or price of manufacturing services to Orphan Medical, and any other related terms therefor, shall be negotiated in good faith.

         (d) Component Sourcing. Celltech shall be permitted at any time during the Term on sixty (60) days prior written notice to Orphan Medical to cease purchasing some or all Components from Orphan Medical and purchase some or all of the Components directly from

Orphan Medical's suppliers or qualify another Third Party(ies) to supply Components; provided that, subject to Sections 7.7 and 7.12, Celltech must purchase all Components delivered by Orphan Medical pursuant to a firm order regardless of whether such delivery is made after Celltech delivers notice to Orphan Medical of its intent to purchase the Components from Orphan Medical's suppliers or another Third Party(ies). Celltech shall bear any and all costs associated with qualifying any Third Party(ies) to supply Components pursuant to this Section 2.1(d); provided that if Orphan Medical desires to purchase the same Components from such Third Party(ies) as Celltech is purchasing, then Orphan Medical and Celltech shall each bear fifty percent (50%) of any such costs.

     2.2 License Grant. Subject to the terms and conditions of this Agreement, Orphan Medical hereby grants Celltech an exclusive nontransferable, royalty-bearing right and license (with the right of sublicense, as specifically set forth herein), to use the NDA, Know How, Trademark, Patent Rights and all Improvements and Proprietary Information of Orphan Medical related thereto or to the Product together with the goodwill associated therewith (the "LICENSED INTELLECTUAL PROPERTY") during the Term, solely in the Territory, and solely for the purposes of (i) preparing applications for Marketing Authorizations and obtaining and maintaining Registrations and packaging, labeling, promoting, marketing, selling and distributing the Product under the Trademark in the Territory solely for the Licensed Indications and (ii) exercising its other rights under this Agreement including those provided in Articles X and XI hereof and making or having made API and/or Product but only as provided in Section
2.1. Except as set forth in Section 6.8, no license is granted to Celltech hereunder for any rights to market the Product for other Indications. Except as provided in Section 14.6, the license set forth above shall terminate automatically upon termination or expiration of this Agreement. Subject only to the foregoing express license grant and its other rights as herein provided, Celltech shall not have and shall not assert any claim, right, title or interest in or to the Licensed Intellectual Property.

     2.3 Right of First Negotiation for Other Indications.

         (a) Negotiation Notice. If, during the Term of this Agreement, Orphan Medical desires to pursue further development of the Product in the Territory for one or more Indications other than the Licensed Indications, or in the Option Countries or in Australia for the Licensed Indications or one or more Indications other than the Licensed Indications, Orphan Medical shall provide written notice to Celltech (the "NEGOTIATION NOTICE") of its intent to negotiate an agreement therefor. The Negotiation Notice shall identify the relevant country or countries and Indications. Delivery of a Negotiation Notice shall create a mutual obligation to negotiate in good faith on an exclusive basis for the grant to Celltech of exclusive rights to the Product for the specified countries for such Indication(s). If no response is received within ninety (90) days after delivery of the Negotiation Notice to Celltech, the offer shall be deemed declined, and Orphan Medical may then negotiate with any Third Party for the grant of any license for the Product for such countries for such Indication(s) subject, however, to the last sentence of Section 2.3(b).

         (b) Procedure of Negotiations. The parties shall have ninety (90) days from the date Orphan Medical receives Celltech's response to the Negotiation Notice to negotiate in good faith (and on a confidential basis), and enter into a letter of intent, term sheet or final agreement with regard to, as applicable, Celltech's distribution of the Product in the Territory for the new Indication(s) or in the Option Countries or Australia for the Licensed Indications or one or more Indications other than the Licensed Indications. In the event that (i) Celltech shall have failed to have responded to the Negotiation Notice within the 90-day period provided in paragraph (a) above or
(ii) within the 90-day period provided in this paragraph (b) Orphan Medical and Celltech have not entered into such letter of intent, term sheet or final agreement, Orphan Medical shall have no further obligation to undertake or continue negotiations with Celltech for such license, and Orphan Medical shall be free to commence negotiations for a license to the Product for such countries for such Indication(s) with any Third Party subject to the following: (i) if a letter of intent, term sheet or final agreement with a Third Party shall not have been signed by Orphan Medical and such Third Party within two hundred seventy (270) days of the termination of Celltech's right of first negotiation, then Celltech's right of first negotiation shall again become effective on the terms herein provided and (ii) without Celltech's prior written consent, the terms and conditions agreed by Orphan Medical with such Third Party may not be in the aggregate materially more favorable to such Third Party than those last offered to Celltech.

         (c) Option Countries. If Orphan Medical shall determine to enter into a license for the Product with a Third Party in an Option Country upon expiration of Celltech's right of first negotiation pursuant to Section 2.3(b) above, such license shall contain a provision automatically terminating such License should such country subsequently join the European Union or European Free Trade Area during the Term and Celltech shall have exercised its Option under Section 2.6 as to such country.

         (d) No Trademark License. If pursuant to this Section 2.3 Orphan Medical licenses to a Third Party the Product in the Territory for one or more Indications other than the Licensed Indications or in the Option Countries or Australia for one or more Indications other than the Licensed Indications, then such Third Party shall be obligated to market the Product under a trademark different from the Product Trademark and Orphan Medical shall not grant, license or otherwise transfer to such Third Party any rights to the Trademark or otherwise permit any use of the Trademark by such Third Party.

     2.4 Subdistributors/Sublicensees. Celltech may appoint Subdistributors and Sublicensees with the prior written approval of Orphan Medical, which approval shall not be unreasonably withheld. No such appointment or delegation shall relieve Celltech from any obligations hereunder, and each agreement with a Subdistributor or Sublicensee shall include terms ensuring the protection of Orphan Medical's rights under this Agreement. Celltech shall guarantee and be responsible for the making of all payments due, and the making of reports required under this Agreement by its Subdistributors and Sublicensees, and their compliance with all applicable terms of this Agreement. All agreements between Celltech and its Subdistributors and Sublicensees shall include a provision prohibiting the further appointment of Subdistributors or Sublicensees, as the case may be, and a provision terminating the Subdistributor or Sublicensee agreement to the extent such agreement relates to the Product in the Territory upon termination of this Agreement for any reason.

     2.5 Sales Outside the Territory. Except as otherwise set forth in this Agreement, Celltech shall not distribute, sell or otherwise provide the Product outside of the Territory and shall not solicit customers for the Product outside the Territory or establish any office through which orders are solicited or any depot at which inventories of the Product are stored outside the Territory. Celltech shall not sell the Product to customers outside the Territory, provided that nothing herein shall preclude Celltech from selling the Product to any customer, wherever located, who purchases Product with a view to its use within any country of the Territory.

     2.6 Option to Expand the Territory. If, after the Effective Date, an Option Country joins the European Union or European Free Trade Area, Celltech, in its sole discretion, may add such Option Country to the Territory and may designate such Option Country as a Major European Country or a Minor European Country. Celltech shall notify Orphan Medical of its decision within thirty (30) days after the date Celltech first learns of such country joining the European Union or European Free Trade Area, and, if Celltech so chooses to add such Option Country to either the Major European Countries or Minor European Countries, then Appendix A hereto shall be amended to so reflect such addition.

2.7 Competitive Product. Orphan Medical acknowledges that (i) Celltech has developed and is marketing methylphenidate in certain countries within the Territory for Indications other than the Licensed Indications, but that methylphenidate is occasionally used on an off-label basis to treat the Licensed Indications; (ii) Celltech is marketing dexedrine in the United Kingdom for the Licensed Indications; and (iii) Celltech will be marketing Equasym IR in France for the Licensed Indications. With the exception of the off-label use of methylphenidate in the Territory, dexedrine in the United Kingdom, and Equasym IR in France, Celltech shall not, for five (5) years from the Effective Date of this Agreement, either directly or indirectly through subdistributors, sublicensees or otherwise, develop, manufacture, promote, market or distribute products in the Territory that are competitive with the Product; provided, however, nothing herein shall prohibit Celltech from acquiring, by stock purchase, asset purchase or merger any company, or division of a company, that is developing, marketing, manufacturing, promoting or distributing a competitive product where the annual sales (or in the case of a product in development, the projected sales) of such competitive product in the Territory are less than twenty percent (20%) of such company's or division's total annual sales. For purposes of this Section 2.7, a competitive product shall be one that: (a) is approved for prescription for a Licensed Indication or (b) is used off-label for a Licensed Indication and such off-label sales comprise more than twenty percent (20%) of such product's sales in the Territory or more than twenty percent (20%) of the sales of the Product in the Territory.

                                   ARTICLE III
                              REGULATORY APPROVALS;
                      COMPLIANCE WITH LAWS AND REGULATIONS

3.1 Marketing Authorizations. Celltech shall prepare and submit to Orphan Medical, (i) within sixty (60) days of the Effective Date, a written plan for obtaining approval from the EMEA to commercially promote and distribute the Product for the cataplexy Licensed Indication and (ii) within one hundred twenty
(120) days of the Effective Date, a written plan for obtaining approval to commercially promote and distribute the Product for the cataplexy Licensed Indication from the Regulatory Authority of each country in the Territory not covered by an EMEA Registration. On the basis of Orphan Medical's NDA and the Know How and related Proprietary Information delivered pursuant to Section 3.2, Celltech shall collect, assemble, organize and format all necessary components required to apply for such approvals, and shall submit such materials to the appropriate Regulatory Authorities in accordance with Section 3.2. Celltech shall maintain, at its own expense, the Registrations and other authorizations necessary to import, label, promote, market, sell and distribute the Product in the Territory. Orphan Medical shall provide, at its own cost and expense (but subject to the limitations set forth in Section 3.2), reasonable assistance to Celltech in the acquisition of such Registrations, including without limitation, the services set forth on Appendix H hereto. All applications for Marketing Authorizations for the Product shall be submitted in the name of Celltech and all Marketing Authorizations for the Product shall be assigned to Orphan Medical upon termination of this Agreement for any reason. Celltech shall ensure that all pages of documents submitted to Regulatory Authorities for the purpose of obtaining Registrations and Marketing Authorizations shall be coded as confidential.

     3.2 Regulatory Timelines. (a) Within thirty (30) days of the Effective Date, Orphan Medical shall (i) transfer the Orphan Medical Drug Designation in the Territory from IDIS World Medicines to Celltech, and (ii) provide Celltech with the NDA and the Know How and the related Proprietary Information to enable Celltech to prepare and timely file the applications to commercially promote and distribute the Product for the cataplexy Licensed Indication in the Territory. Celltech shall use its Commercially Reasonable Efforts to cause a pre-submission meeting to be held with the EMEA in respect of the cataplexy Licensed Indication within one hundred eighty (180) days of the Effective Date. Within thirty (30) days of such meeting with the EMEA, Celltech shall report to Orphan Medical about the content of such meeting and advise Orphan Medical as to whether additional data or documentation or additional action is required or deemed reasonably necessary by Celltech to obtain approval from the EMEA to commercially promote and distribute the Product for the cataplexy Licensed Indication. If additional data or documentation or additional action is required or deemed reasonably necessary by Celltech to obtain such approval and Orphan Medical has or could readily produce such data or documentation or take such additional action, Orphan Medical shall so provide the additional data or documentation or take the additional action at its sole cost and expense; provided, however, that in the event the cost of any single study or other report required by the EMEA or deemed reasonably necessary by Celltech shall exceed ** or the aggregate cost of all studies or other reports required by the EMEA or deemed reasonably necessary by Celltech shall exceed **, Celltech and Orphan Medical shall meet and discuss in good faith the apportionment of such costs between them. Provided that Orphan Medical's NDA and other relevant Know How and related Proprietary Information are deemed reasonably sufficient by Celltech, Celltech shall, at its own expense, file the application for approval of the Product by the EMEA as an orphan drug.

         (b) Following approval from the EMEA to commercially promote and distribute the Product for the cataplexy Licensed Indication, Celltech shall use Commercially Reasonable Efforts to obtain Registration of the Product for the cataplexy Licensed Indication (i) in the Major European Countries no later than December 31, 2005 (the "REGISTRATION DATE") and (ii) in the other countries in the Territory within such time frames as are consistent with the regulatory plan submitted by Celltech to Orphan Medical as provided in Section 3.1; unless, in any such case, additional data or documentation or additional action is required, in which case, the timeframe shall be extended by the time required to generate the additional data or documentation or take the additional action. Where a Regulatory Authority requires additional data or documentation or additional action that is not within Orphan Medical's sole obligation as delineated in paragraph (a) above and that neither party has or could readily produce or which cannot readily be taken by either party, the parties shall negotiate in good faith the terms upon which such data or documentation should be generated or actions taken by either party, if at all, or failing agreement, to terminate this Agreement in so far as it relates to a country in the Territory not a member of the European Union or the European Free Trade Area.

         (c) Anything herein to the contrary notwithstanding, (i) except as provided in paragraphs (a) and (b) above, in connection with providing additional data and documentation or taking additional actions pursuant to this
Section 3.2, each party shall be responsible for all costs and expenses of its respective employees, agents, contractors, sublicensees and subdistributors, and
         (ii) no party shall be obligated to conduct any clinical trials after the Effective Date.

         (d) Following the development by Orphan Medical of a supplemental NDA for the excessive daytime sleepiness Licensed Indication, which such supplemental NDA shall be developed by Orphan Medical as soon as practicable after the Effective Date, a copy thereof shall be delivered to Celltech to enable it to prepare an application to the EMEA for approval to commercially promote and distribute the Product in the Territory for the excessive daytime sleepiness Licensed Indication. Such application shall be filed by Celltech no later than the later of (i) issuance of the license to Celltech by the EMEA for the cataplexy Licensed Indication or (ii) one hundred eighty (180) days after Orphan Medical delivers such supplemental NDA to Celltech, unless additional data or documentation or additional action is required from Orphan Medical or a Third Party, in which case the one hundred eighty (180) days shall be extended by the time required to generate the additional data or documentation or take the additional action.

     3.3 Other Approvals. Celltech undertakes and covenants that as soon as reasonably practicable following the Effective Date it shall take all other actions to obtain and maintain during the Term all other approvals, licenses and permits necessary to import, promote, market, sell and distribute the Product in the Territory.

     3.4 Return of Initial Payment. In the event that following and as a result of the pre-submission meeting with the EMEA, the parties mutually agree that it is not possible or commercially viable under the prevailing circumstances to obtain Registration for the Product in the Major European Countries, the parties may agree to terminate this Agreement, and such termination shall be subject to the terms of Article 14. Upon any such termination, Orphan Medical shall refund to Celltech a portion of the initial $2.5 million US Dollar payment due on the Effective Date under Section 4.1(a). Such refund shall be $1.25 million US Dollars within ninety (90) days of Celltech's providing to Orphan Medical input relating to the pre-submission meeting pursuant to Section 3.2, and $750,000 US Dollars ninety (90) days thereafter. If the parties do not mutually agree that Registration in the Major European Countries is not possible or commercially viable under the prevailing circumstances, then they shall submit the matter to arbitration in accordance with the provisions of Section 15.2 of this Agreement.

     3.5 Product Changes. Orphan Medical shall give Celltech ninety (90) days prior written notice of any major formulation or packaging change to the Product being requested or required by the FDA, or any other U.S. Regulatory Authority, whenever such change affects a Registration in any country within the Territory. Orphan Medical may change the Product, or analytical test methods as it deems appropriate, provided Orphan Medical continues to supply Product conforming to the Product Specifications then in effect until such times as the Marketing

Authorizations are amended to reflect such changes. In the event of such changes, Celltech shall be solely responsible for additional submissions and/or regulatory updates which may be required by the Regulatory Authorities in the Territory, provided that all necessary data and information shall be furnished by Orphan Medical at Orphan Medical's expense for such purposes, and provided; further that in no event shall Celltech's failure to obtain any required amendments to the Marketing Authorizations to reflect such additional submissions and/or regulatory updates, relieve Orphan Medical of its obligation to supply Product conforming to the Product Specifications. In the event a Regulatory Authority in any country in the Territory requires a formulation or packaging change to the Product, Orphan Medical and Celltech shall cooperate to develop a mutually agreeable plan to address the regulatory requirement, and, if necessary, to include the production of separate lots, at Celltech's expense, for the Territory. In the event Orphan Medical and Celltech mutually agree it is not commercially reasonable to meet such requirements, Celltech shall cease promoting, marketing, selling and/or distributing the Product in that country in the Territory and shall promptly terminate the Registrations in such country. If the parties are in disagreement as to whether it is commercially reasonable to meet such requirements, then they shall submit the matter to arbitration in accordance with the provisions of Section 15.2 of this Agreement.

     3.6 Clinical Trials. The parties shall keep one another fully and currently informed as to all tests and trials that they intend to carry out for purposes of compliance with regulatory requirements in the Territory or that might affect Marketing Authorization applications or Registrations in the Territory. The parties shall cooperate in the design of such tests and trials in order to ensure to the maximum possible extent that duplication of effort shall be avoided, and that the results shall be suitable for filing with the Regulatory Authorities in the Territory and shall otherwise be useful for purposes of meeting all applicable regulatory requirements. Without limiting the generality of the foregoing, the parties shall use their Commercially Reasonable Efforts to ensure that all clinical trials undertaken after the Effective Date, if any, shall be designed and conducted in accordance with good clinical practices and good laboratory practices as established for both the United States and the European Union.

     3.7 Compliance With Applicable Laws. Celltech shall comply with all applicable laws and regulations of each country in the Territory (including, without limitation, any laws or regulations in the Territory governing the distribution of a scheduled drug, as designated under regulations promulgated by the DEA). Celltech shall also comply with all U.S. laws applicable to the Registration, promotion, marketing, sale and distribution of the Product in the Territory, including but not limited to U.S. Export Administration Regulations, the US Foreign Corrupt Practices Act and all regulations promulgated by the DEA. Celltech shall comply with all Marketing Authorizations issued in the Territory.

     3.8 Approved Product Packaging and Labeling; Relevant Testing. After the Product receives a Marketing Authorization in any country of the Territory, Celltech shall package and label the Product and shall include all required labeling for Product sold in such country(ies). For all orders submitted by Celltech after Registration is received in a particular country, Orphan Medical shall supply to Celltech unlabeled bottles, and final labeling and packaging of Product for such country(ies) shall be completed by Celltech. After the Product receives Marketing Authorization in a country in the Territory, Celltech shall be solely responsible for all final release testing in such country(ies) and for ensuring in such country(ies) that the Product labeling and packaging complies with the Marketing Authorizations and all other applicable laws of each such country in the Territory. Celltech shall provide Orphan Medical with copies of all foreign language labels. To the extent permitted by applicable laws and regulations in each country in the Territory, all labels shall identify Orphan Medical as the manufacturer of the Product for Celltech.

     3.9 Steering Committee. Within a reasonable period of time after the Effective Date, Orphan Medical and Celltech shall form a Steering Committee made up of commercial and technical employees from both companies that shall have certain decision-making authority, and provide oversight for the administration of this Agreement. Each party shall maintain two (2) members on the Steering Committee with other members added as needed. The parties shall each select one of its representatives to serve as a co-chairperson of the Steering Committee. The Steering Committee shall have the authority to conduct the following activities and such other activities as may be agreed to in writing by the parties: (a) review ongoing regulatory issues, (b) review the medical aspects of standards of care in the Territory, (c) review clinical developments across territories, (d) review marketing campaigns and new marketing plans, (e) review sales activities and results, (f) review aspects of Product manufacturing campaigns and Product forecasts, consignment and non-consignment inventory stocks and ordering, and (g) review the arrangement for distributing Product on a Named Patient Basis. In the event and to the extent that the Steering Committee is unable to come to a consensus on any matter relating to the development or manufacture of the Product or the Registration, packaging, labeling, promoting, marketing, sale or distribution of the Product outside the Territory, the views of the Orphan Medical Steering Committee members shall prevail. In the event and to the extent that the Steering Committee is unable to come to a consensus on any matter relating to the Registration, packaging, labeling, promoting, marketing, sale or distribution of the Product within the Territory, the views of the Celltech Steering Committee members shall prevail. Notwithstanding the foregoing, in the event a particular matter for which there is no consensus of the Steering Committee could, in the good faith judgment of the party who does not have the ultimate decision making authority as to such matter (as provided in the previous two sentences), materially affect the rights or obligations under this Agreement of such party, Orphan Medical and Celltech agree to use Commercially Reasonable Efforts to resolve the matter in a manner which will minimize the impact on such rights or obligations of such party. During each Contract Year, the parties shall hold at least four (4) regular meetings of the Steering Committee. Members of the Steering Committee may participate in meetings of the Steering Committee in person or by conference telephone call. At least one (1) of the four (4) Steering Committee meetings shall be conducted in-person. Employees of each party who are not members of the Steering Committee may attend meetings of the Steering Committee as required. In-person Steering Committee meetings shall alternate between Orphan Medical's designated facility and a facility designated by Celltech. The co-chairpersons of the Steering Committee shall alternate responsibility for the preparation of minutes setting forth discussions made at each committee meeting, with the Orphan Medical Chairperson preparing minutes for the first Steering Committee meeting; provided, however, that such minutes shall not become official until agreed upon by both co-chairpersons.

                                   ARTICLE IV
                        ROYALTIES AND MILESTONE PAYMENTS

     4.1 Milestone Payments. In consideration of the rights and licenses granted hereunder, Celltech shall pay to Orphan Medical milestone payments totaling ** US Dollars according to the following schedule:

         (a) $2,500,000 US Dollars on the Effective Date.

         (b) ** US Dollars upon filing of cataplexy Marketing Authorization application with the EMEA.

         (c) ** US Dollars upon approval by the EMEA to commercially promote and distribute the Product for the cataplexy Licensed Indication.

         (d) ** US Dollars upon pricing approval for the cataplexy Licensed Indication in France provided the price approved (ex works) is at least 115 Euros per 180 ml bottle.

         (e) ** US Dollars upon delivery to Celltech by Orphan Medical of supplemental NDA package for the excessive daytime sleepiness Licensed Indication.

         (f) ** US Dollars upon approval by the EMEA to commercially promote and distribute the Product for the excessive daytime sleepiness Licensed Indication.

         (g) ** US Dollars upon first complete Contract Year in which Celltech's and its Subdistributors annual Net Sales in the Territory exceed (pound)10 million.

         (h) ** US Dollars upon first complete Contract Year in which Celltech's and its Subdistributors annual Net Sales in the Territory exceed (pound)15 million.

         (i) ** US Dollars upon first complete Contract Year in which Celltech's and its Subdistributors annual Net Sales in the Territory exceed (pound)20 million.

     4.2 Royalty. (a) In consideration of the license granted by Orphan Medical hereunder, Celltech shall pay Orphan Medical a quarterly royalty of ** on Net Sales of the Product. The royalty rate shall be reduced to ** as of the date when Celltech ceases to have the exclusive right in the Territory, enforceable against Third Parties, to promote, market and sell for the Licensed Indications products containing sodium oxybate as an active pharmaceutical ingredient, because of the expiration or termination in the Territory of Patent Rights and/or regulatory exclusivity based on the Product's Orphan Drug designation in the Territory. The royalty rate shall be further reduced to ** if there is subsequent competition by a generic product for the Product in the Territory.

         (b) If (i) Orphan Medical licenses the Product in the Territory to a Third Party for one or more Indications other than the Licensed Indications pursuant to Section 2.3(b), and (ii) the Product licensed in the Territory to such Third Party by Orphan Medical is being used off-label for a Licensed Indication, and (iii) Celltech can demonstrate that such off-label sales results in material erosion of the Product's sale price in the Territory and/or a material loss of

Product sales by Celltech for Licensed Indications in the Territory, then regardless of whether the ** royalty rate is in effect, the parties shall negotiate in good faith a reduction in the royalty rate to appropriately compensate Celltech for such erosion of sales price and/or sales. As part of its demonstration of such material erosion and/or material loss of sales, Celltech shall obtain at its expense, and furnish to Orphan Medical, a report compiled by a recognized market research company having substantial expertise in the pharmaceutical industry, which sets forth both the sales of the Product and the off-label sales of the Third Party product in the Territory or sets forth other relevant information demonstrating that Celltech has lost material Product sales or has suffered a material price reduction for the Product due to such off-label sales of the product licensed to the Third Party.

     4.3 Minimum Royalty Requirement. Commencing with the Contract Year in which the First Commercial Sale in a Major European Country occurs, if the royalties payable pursuant to Section 4.2 shall be less than the amounts set forth in this
Section 4.3, then Celltech shall pay such additional royalty amounts to Orphan Medical so that Orphan Medical shall have received aggregate royalty payments with respect to Net Sales of the Products in the Territory equal to the following minimum amounts (reducing the minimum for the first year proportionally for the days therein prior to the date of the First Commercial
Sale); provided, however that the following minimum royalty amounts shall be adjusted by written agreement of the parties after the Effective Date as appropriate to take into account any royalty rate reductions determined in accordance with Section 4.2(b):

                             Minimum Royalty Payment ((pound))
                             ---------------------------------
             Year          **                 **                  **
             ----          --                 --                  --
              1            **                 **                  **
              2            **                 **                  **
              3            **                 **                  **
              4            **                 **                  **
         5-10 and 11+      **                 **                  **

         For the avoidance of doubt, the parties acknowledge and agree that the minimum royalty payment described in this Section 4.3 shall not be payable with respect to any sales made by Celltech on a Named Patient Basis.

     4.4 Royalty and Milestone Payments. Unless otherwise agreed by Orphan Medical in writing, all milestone payments set forth in Section 4.1 shall be payable within thirty (30) days after achievement of the relevant milestone, except for the initial $2.5 million payment due on the Effective Date under
Section 4.1(a), which shall be due and payable by Celltech no later than five
(5) days after the Effective Date. Royalty payments shall be paid within forty-five (45) days from the end of each calendar quarter after the date of First Commercial Sale and any additional royalty amounts payable as stated in
Section 4.3 shall be paid within forty-five (45) days of the end of each Contract Year. All payments shall be made in United States Dollars by wire transfer to a USA bank designated by Orphan Medical. Any overdue payment from Celltech to Orphan Medical under this Agreement shall accrue interest at the rate of 3/4% per month or the highest rate allowed by law, whichever is less. Orphan Medical shall have the right to recover its reasonable collection costs and expenses (including attorneys' fees) for late payments.

     4.5 Exchange Rates. For purposes of determining the amount of Net Sales and the amount of royalties payable pursuant to Section 4.2 during any calendar quarter, the total of all sales in each currency during such quarter shall be converted into US Dollar currency at the average daily exchange rate for such calendar quarter as reported by oanda.com or, if such website is not available, the Wall Street Journal. For purposes of determining the minimum royalty amount for each Contract Year as provided in Section 4.3, the amounts set forth therein shall be converted into US dollar currency at the average daily exchange rate for such Contract Year as reported by oanda.com or, if such website is not available, The Wall Street Journal.

     4.6 Taxes. Celltech shall be entitled to deduct from royalties paid hereunder the amount of any withholding taxes or other taxes, levies or charges required to be withheld by Celltech, to the extent Celltech pays to the appropriate governmental authority on behalf, and for the account of, Orphan Medical such taxes, levies or charges. Celltech shall use reasonable efforts (including making, or assisting Orphan Medical in making, any relevant application to any tax authority) to minimize any such taxes, levies or charges which are required to be withheld by Celltech from royalties paid hereunder and paid on behalf of Orphan Medical by Celltech. Celltech shall promptly deliver to Orphan Medical proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto.

     4.7 Reports. Each royalty payment made by Celltech hereunder shall be accompanied by a report showing all revenue generated by sales of the Product to Third Parties (including all sales by Subdistributors and Sublicensees) during the immediately preceding quarter, the computation of Net Sales, and the calculation of royalty payments due for such quarter, all on a country-by-country basis. If actual Net Sales of any Subdistributor or Sublicensee for that quarter is unavailable at the time such quarterly report is due, Celltech shall include in its report for that quarter a good faith estimate of such Net Sales, and an appropriate adjustment for the difference between the actual and estimated Net Sales shall be made in the report for the following quarter, with a corresponding adjustment in the amount of royalties payable in respect of that quarter.

     4.8 Books and Records; Audit. Celltech shall keep for at least three (3) years or such longer period as may be required by law following the end of the calendar year to which they pertain, accurate and complete records showing all sales of the Product by Celltech and its Subdistributors and Sublicensees. Such records shall include all information reasonably necessary to verify the total amount and computation of earned royalties hereunder, and shall be open to inspection and audit, during reasonable business hours, to the extent necessary to verify the amount of such royalties. Such inspection and audit shall be conducted at the request and expense of Orphan Medical by an independent Certified Public Accountant appointed by Orphan Medical. Such inspection and audit shall be made not more often than once in each Contract Year. Such Certified Public Accountant shall undertake a confidentiality obligation to Celltech permitting it to disclose only to Orphan Medical the amount of the royalties due hereunder, and no other information. Orphan Medical shall bear the costs of any such inspection and audit; provided that if any inspection and audit reveals an underpayment of more than five percent (5%), Celltech shall reimburse Orphan Medical for its reasonable, documented out-of-pocket costs for such inspection and audit.

                                   ARTICLE V
                   REGULATORY COMPLIANCE; PRODUCT MANUFACTURE

     5.1 Regulatory Reporting. Celltech shall timely file all reports relating to the Product required by the Regulatory Authorities in each country in the Territory and shall deliver a copy of each such report in hardcopy and on diskette, if available, to Orphan Medical within thirty (30) calendar days of making such report in accordance with laws in the Territory regarding transfer of data and confidentiality of patient information.

     5.2 Product Recalls. (a) Each party shall promptly notify the other party in the event of any recall, market withdrawal or correction of Product ordered by any Regulatory Authority, whether in the Territory, the United States, or anywhere in the world. The parties shall cooperate in good faith to handle and dispose of a recall, market withdrawal or correction in the Territory.

         (b) Subject to Section 5.2(c) below, in the event of a recall, market withdrawal or correction (i) by reason of the failure of all or part of the Product supplied by Orphan Medical to meet the Product Specifications, any requirement of the FDA or any Marketing Authorization or other requirement of applicable law that is not the result of any action or omission of Celltech or its Subdistributors or Sublicensees as described in paragraph (c) below or (ii) because Product that meets the Product Specifications, by whomsoever manufactured, is inherently defective, unsafe, dangerous or may harm users of the Product, Orphan Medical shall bear the costs of such recall, market withdrawal or correction (including without limitation Celltech's reasonable attorney's fees).

         (c) In the event of a recall, market withdrawal or correction by reason of the failure of Celltech to have obtained or properly maintained or complied with a Marketing Authorization or as a result of Celltech's (or its Subdistributors', Sublicensees' or Third Party manufacturers') breach of any of their obligations under this Agreement (including without limitation Section 3.7), or the willful misconduct or negligent acts or omissions of Celltech (or its Subdistributors, Sublicensees' or Third Party manufacturers'), Celltech shall bear all costs of such recall, market withdrawal, or correction (including without limitation Orphan Medical's reasonable attorneys' fees).

     5.3 Adverse Event Notifications and Reporting. The exchange of Adverse Event reports relating to the Product between the parties shall be made according to the procedures in Appendix D.

     5.4 Correspondence/Complaints. (a) Celltech shall promptly provide Orphan Medical with copies of any material regulatory correspondence with respect to the Product in the Territory and all related documentation, information and other materials received or prepared by Celltech, including, but not limited to, copies of the proposed applications for Marketing Authorization prepared by or on behalf of Celltech for Registration of the Products in the Territory and any subsequent amendments, supplements, or annual updates thereto.

         (b) Celltech agrees to inform Orphan Medical in writing of all significant complaints regarding the Product that relate to Product Specifications within fifteen (15) business days after Celltech's receipt thereof in all countries of the Territory. Celltech shall also provide written quarterly reports of all complaints regarding the Product, regardless of significance, in English, as well as the actions taken by Celltech to address all such complaints. Such reports shall be delivered to Orphan Medical within thirty (30) days after the end of each calendar quarter during the Term.

     5.5 Translations. Celltech shall provide Orphan Medical English translations of any material regulatory correspondence received in a language other than the English language relating to a Serious Adverse Event (as defined in Appendix D). Furthermore, Celltech shall provide to Orphan Medical copies of translations of any other regulatory correspondence and reports delivered pursuant to Sections 5.1, 5.3 or 5.4 to the extent Celltech has otherwise translated such correspondence and reports for its own purposes.

     5.6 Manufacture; Quality. Subject to Article VII, Orphan Medical agrees to manufacture Celltech's requirements for Product as necessary to satisfy Celltech's forecasts and purchase orders submitted by Celltech pursuant to this Agreement. Products delivered to Celltech pursuant to this Agreement shall be manufactured in accordance with the Quality Agreement negotiated and finalized between Orphan Medical and Celltech prior to Marketing Authorization approval in any country in the Territory, such agreement to be substantially in the form attached hereto as Appendix E. Such Quality Agreement shall be agreed upon by the parties no later than twelve (12) months after the Effective Date. The Quality Agreement shall include the obligations and pharmaceutical responsibilities of Orphan Medical, Orphan Medical's sub-contractors and Celltech relating to the quality assurance requirements for the manufacture and supply of the Product, all in accordance with cGMP and applicable regulatory requirements.

     5.7 Product Specifications. Product supplied to Celltech by Orphan Medical shall meet the Product Specifications that are approved by the Regulatory Authorities in the Territory. Should the approved Product Specifications differ from the specifications contained in Orphan Medical's NDA which are set forth on Appendix C, the Product Specifications approved by the Regulatory Authorities shall control.

     5.8 Manufacturing Audits by Celltech. Upon sixty (60) days prior written notice for cause, or with one hundred eighty (180) days written notice for an annual audit, Celltech or a representative thereof shall have the right, if within the power of Orphan Medical to grant such right, to participate in the conduct of compliance or other inspections, audits and/or investigations of the operations and facilities where the Product and the raw materials and components used to manufacture, package, inspect, test, store and supply the Product, including, without limitation, the API and the Components, are manufactured, packaged, inspected, tested and stored. Such inspections, audits and/or investigations shall take place during normal business hours at the relevant manufacturing site(s) in the presence of Celltech and Orphan Medical's representatives and Celltech shall abide by any confidentiality requirements or security procedures of Orphan Medical's suppliers. Orphan Medical shall facilitate and lead the audit, and it shall be Orphan Medical's responsibility to discuss any audit findings with its sub-contractors and suppliers. Celltech and Orphan Medical along with any other licensing partner will agree upon a final single audit report that will be sent to the vendor by Orphan Medical. In the event of any disagreement among the parties relating to the audit report, Orphan Medical shall be the deciding entity and will finalize the audit report. Orphan Medical shall require its sub-contractors and suppliers to take all reasonably necessary corrective actions identified by Celltech as necessary to comply with cGMP requirements and Registrations in the Territory. In the case where a vendor will not allow Celltech to accompany Orphan Medical during such audit, Orphan Medical will either audit on behalf of Celltech, or will jointly, with Celltech engage an independent third party to audit the supplier on behalf of both parties. Orphan Medical is generally allowed one audit each year of each vendor. If additional costs are imposed due to accompaniment of Celltech with Orphan Medical during such audits, Celltech shall bear the burden of any additional costs.

                                   ARTICLE VI
                                MARKETING EFFORTS

     6.1 Marketing Efforts. Celltech shall have, directly or through its Subdistributors or Sublicensees, the following obligations with respect to the marketing and distribution of the Product in the Territory:

         (a) To use its Commercially Reasonable Efforts to promote, market, sell and distribute the Product in the countries in the Territory where Registrations are in good standing; provided, however, that Celltech shall not be required to market the Product in any country in the Territory where pricing is regulated and the approved end user price is less than ** of the Weighted Average List Price;

         (b) To promptly respond to all inquiries or complaints from purchasers of the Product;

         (c) To maintain adequate and qualified staff to enable it to fully perform its obligations hereunder;

         (d) To provide adequate and appropriate training to its staff concerning the Product; and

         (e) To conduct its business in a professional manner.

     6.2 Approved Product Claims. Celltech shall not make and shall cause its Subdistributors and Sublicensees to not make claims to any Third Party concerning the Product except as contained in or permitted by the relevant Marketing Authorization or as approved in the Territory by the appropriate Regulatory Authority.

     6.3 Development of Marketing Strategy. Celltech agrees to cooperate in the development of a consistent message strategy to promote the Product in an effort to protect and strengthen branding. The global positioning of the Product for the U.S. and the Territory should be discussed before Celltech launches the Product in a country in the Territory and at least once per year (or more frequently if reasonably requested by Orphan Medical) to ensure a message which is consistent with the local Marketing Authorizations and local treatment guidelines in such country, and, where possible, consistent with the international message. Celltech and Orphan Medical agree to work in good faith to develop such a strategy.

     6.4 Marketing Materials. Celltech agrees to provide Orphan Medical with copies of all marketing and promotional materials within thirty (30) days of first use. Celltech shall be solely responsible for the text, graphics, and compliance of such materials with the laws and regulations of the Territory, but may rely (without further investigation) on all Product information provided by Orphan Medical, except that Celltech may not rely on such information to the extent Celltech knows or reasonably should know that such information is inaccurate.

     6.5 Sales and Technical Literature Developed by Orphan Medical. From time to time during the Term Orphan Medical shall provide to Celltech reasonable quantities of such training, sales and technical literature and materials relating to the Product as Orphan Medical may have prepared, including, without limitation, the materials set forth on Appendix H hereto, and shall make available copies of promotional artwork it may have. The cost of printing quantities or customizing materials shall be borne by Celltech. Orphan Medical shall provide the same to Celltech in electronic format. Orphan Medical shall also provide Celltech with copies of all post-marketing studies and updates to its regulatory filings that it provides to the FDA. Celltech shall use such materials solely as provided under this Agreement. Orphan Medical retains all right, title and interest in and to such materials subject, however, to the terms of this Agreement.

     6.6 Marketing Reports. (a) At least one hundred eighty (180) days prior to the anticipated date of the First Commercial Sale, Celltech shall provide Orphan Medical with sales and marketing plans for the Major European Countries for the balance of the Contract Year in which such First Commercial Sale occurs; provided, however, that in respect of Italy, Celltech shall deliver a proposal to appoint a sub-licensee within one hundred eighty (180) days prior to the anticipated date of the First Commercial Sale, and shall provide Orphan Medical with a sales and marketing plan for Italy as soon as practicable after executing an agreement with a sub-licensee relating to distribution of the Product in Italy.

         (b) By 31 January of each Contract Year following the year in which the First Commercial Sale occurs, Celltech shall provide Orphan Medical with a written report summarizing its sales and marketing activities in the Major European Countries for the immediately preceding year, and sales and marketing plans in the Major European Countries for the current Contract Year. Simultaneously with delivery of each marketing report described in this Section 6.6(b), Celltech shall deliver reports as to the sales and marketing activities in the Minor European Countries (for the same periods as provided for the Major European Countries), provided that such reports need only outline the most important aspects and plans of the sales and marketing in such Minor European Countries. Each report shall include the potential market for the Product in all countries of the Territory where Registration has been achieved and is anticipated during the Contract Year in question, and other information that Celltech deems helpful to determine the market for Product and the proper marketing methods for the same.

     6.7 Cooperation. Orphan Medical and Celltech agree to maintain open communications relating to the ongoing performance of this Agreement to ensure joint understanding of current or new issues, data, and information. Orphan Medical shall answer reasonable technical or marketing questions Celltech may submit to Orphan Medical. Celltech acknowledges that Orphan Medical does not have international marketing and regulatory staff for preparation of regulatory submissions and marketing plans. Orphan Medical and Celltech agree to provide each other copies of market research study protocols and subsequent results therefrom, which studies are designed to generate qualitative and/or quantitative data pertaining to the Product, subject to any Third Party rights therein.

     6.8 Named Patient Basis Sales. (a) Orphan Medical has contracted with ** to distribute the Product on a Named Patient Basis until the Product receives Marketing Authorization within the Territory. On or prior to the Effective Date, Orphan Medical shall provide to Celltech marketing and sales information to which Orphan Medical has rights under the ** agreement that has been collected by ** .

         (b) Promptly after the Effective Date, the Steering Committee shall consider whether Orphan Medical should terminate Orphan Medical's contract with ** with respect to the Territory and cause ** to discontinue sales of the Product within the Territory, in which event Celltech would then be granted the right, subject to any necessary regulatory approvals, to distribute the Product on a Named Patient Basis in the Territory.

         (c) Upon determination by the Steering Committee to proceed according to the arrangement described in Section 6.8(b) above, the parties shall in good faith negotiate and establish the terms and conditions which shall apply to such arrangement, including, the price at which the Product will be sold. If ** continues to distribute the Product on a Named Patient Basis, then the parties shall in good faith negotiate and establish a royalty amount to be paid to Celltech on the revenues received by Orphan Medical from ** on Named Patient Basis Product sales.

                                  ARTICLE VII
                        PURCHASE AND DELIVERY OF PRODUCT

     7.1 Forecasts. Celltech will provide Orphan Medical with rolling five (5) calendar quarter forecasts ("COMMERCIAL FORECASTS") of its anticipated requirements of Product to assist Orphan Medical to adequately plan for and meet Celltech's requirements for each country in the Territory. No later than one hundred twenty (120) days prior to the anticipated date of the First Commercial Sale, Celltech shall provide Orphan Medical with the initial Commercial Forecast which shall cover the five (5) calendar quarters commencing with and including the calendar quarter in which the First Commercial Sale is expected to occur. Each Commercial Forecast after the first (i) shall cover the five (5) calendar quarters commencing with the second calendar quarter of the preceding Commercial Forecast (ii) shall be delivered to Orphan Medical at least one hundred twenty
(120) days prior to the first day of such five (5) calendar quarter period and
(iii) without Orphan Medical's written consent may not forecast an aggregate quantity of Products that is more than three (3) times the aggregate quarterly forecast in the preceding Commercial Forecast. The quantities of Product for the first calendar quarter of each Commercial Forecast shall be firm and Celltech shall be obligated to submit purchase orders in respect thereof. The quantities of Product for the remaining four (4) calendar quarters in each Commercial Forecast shall be non-binding estimates based on Celltech's reasonable business judgment. Celltech's non-binding estimate for the first Contract Year in which the First Commercial Sale is expected to occur is provided in Appendix F hereto.

     7.2 Pricing. Subject to Sections 2.1(b) and 2.1(d) hereto, during the Term of this Agreement, Celltech shall purchase from Orphan Medical all of its requirements of the Product in the Territory for the Transfer Price, plus any applicable customs duties or VAT.

     7.3 Consignment of Product.

         (a) General. Within a reasonable period in advance of the anticipated date of the First Commercial Sale, to the extent importation is then permitted under applicable law, Orphan Medical shall transfer to Celltech's specified facility in England at least ** of the Product (such Product, together with subsequent inventory of the Product to be held by Celltech as baillee pursuant to the terms of this Section 7.3, shall be "CONSIGNMENT INVENTORY"). Orphan Medical shall thereafter transfer to Celltech such quantities of the Product as the parties, with input from the Steering Committee, may subsequently agree in order that the amount of Consignment Inventory plus the amount of finished goods inventory maintained by Celltech shall equal approximately the next six (6) months anticipated demand for the Product in the Territory; provided, that, Orphan Medical shall in no event be required to transfer, and Celltech shall in no event be required to hold Consignment Inventory of more than one and one-half full lot quantities ** without its prior written consent. Celltech shall hold the Consignment Inventory as baillee for and on behalf of Orphan Medical. Celltech hereby acknowledges and agrees that Celltech's holding the Consignment Inventory in its premises pursuant to the terms of this Section 7.3 shall constitute a gratuitous bailment and not a bailment for valuable consideration governed by the U.K. Supply of Goods and Services Act 1982. The Product in the Consignment Inventory will at all times remain under the control of Celltech and be held for and on behalf of Orphan Medical by Celltech as baillee until such time as the Product is removed from the Consignment Inventory by Celltech in fulfillment of a purchase order placed by Celltech in accordance with Section
7.4 hereof or repossessed by Orphan Medical or returned by Celltech in accordance with Section 7.3(e)(iii) hereof.

         (b) Prices and Payment.

                  (i) Celltech may remove Product from Consignment Inventory from time to time on a first-expired-first-out basis (subject, however, to Section 7.9) once per month upon submission of a purchase order pursuant to Section 7.4. Whenever an item of Consignment Inventory is removed from the Consignment Inventory, Celltech shall inform Orphan Medical in writing specifying the quantity removed, the batch/lot number of each bottle of the Product removed and the expiration date thereof. Orphan Medical shall thereupon forward an invoice for such removed items of the Consignment Inventory, dated as of the date of removal. Title to, ownership and risk of loss of each such item shall be deemed to pass to Celltech as from the moment said item is physically removed from the Consignment Inventory. The Transfer Price for such item, including duties and VAT, if any, shall become due and payable by Celltech by the last day of the first full calendar month after the date of removal in accordance with provisions of Section 7.7 hereof.

                  (ii) Celltech agrees to act as the fiscal representative of Orphan Medical for purposes of customs, duties and VAT, and Celltech shall be solely responsible for payment of all such duties and taxes to the appropriate U.K. authorities when due.

                  (iii) Celltech shall pay (or reimburse Orphan Medical for) all freight charges, insurance in transit, taxes (including import VAT) and import duties incurred in connection with the transfer of the Consignment Inventory from Orphan Medical's designated supplier in the U.S. to Celltech's facilities.

         (c) Storage and Risk.

                  (i) Celltech will at all times store the Consignment Inventory in premises which have been certified by the Medicines Healthcare Regulatory Authority and any other relevant Regulatory Authority as suitable for U.K. Schedule 4, Part 1 controlled substances and as otherwise provided in Section 7.11.

                  (ii) In the event that any item of Consignment Inventory is lost or damaged through no fault of Orphan Medical, Celltech shall indemnify Orphan Medical in respect of any such loss or damage by paying the Transfer Price for each item lost or damaged, plus duties and VAT, if any.

                  (iii) Celltech will store the Consignment Inventory separately from any goods that belong to Celltech or any Third Party and shall clearly mark and identify the Consignment Inventory as being held on behalf of Orphan Medical.

                  (iv) Celltech shall at its expense at all times maintain adequate insurance covering any risk of loss or damage to the Consignment Inventory for its full Transfer Price and naming Orphan Medical as sole loss payee and shall forward a copy of evidence of such insurance and any amendment thereto to Orphan Medical.

         (d) Records. Celltech shall maintain full and accurate records showing the quantity of Consignment Inventory, the lot identification, expiration dates and such other information as is necessary to enable a Third Party to identify that each item of Consignment Inventory forms part of the Consignment Inventory and is being held on behalf of Orphan Medical under the supervision and control of Celltech.

         (e) Termination.

                  (i) The bailment created pursuant to this Section 7.3 shall terminate with immediate effect on the last day of the Term of this Agreement.

                  (ii) Orphan Medical may also terminate the bailment created pursuant to this Section 7.3 with immediate effect, by giving written notice to that effect to Celltech, if any liquidation, receivership, administration or other insolvency procedure is commenced or threatened with respect to Celltech or any entity which has control over Celltech. Orphan Medical may also terminate this

         Agreement if any action is taken or threatened which might jeopardise Orphan Medical's rights in the Consignment Inventory.

                  (iii) Termination of the bailment for whatever reason shall be without prejudice to the accrued rights of a party. Celltech shall not thereafter use any items of Consignment Inventory or remove any items from Consignment Inventory without the specific prior written consent of Orphan Medical. Upon such termination, Celltech's obligations under this Section 7.3 shall continue in full force and effect until such time as Orphan Medical has repossessed the Consignment Inventory as provided in paragraph (f) or Celltech has returned the Consignment Inventory by shipment to Orphan Medical Ex Works (Incoterms 2000) at the Celltech facility at which it is kept.

         (f) Return of Consignment Inventory. Orphan Medical shall be entitled to repossess the Consignment Inventory immediately upon termination of the bailment or prior to termination if Orphan Medical determines in its sole discretion that repossession is necessary for any reason. Celltech, or any person managing Celltech's activities, shall give any duly authorised representative or agent of Orphan Medical such access to Celltech's premises as are required for purposes of repossessing the Consignment Inventory.

         (g) Periodic Review. At any time and from time to time, either party may request the other party to discuss and consider in good faith changes in, or termination of, the arrangements for Consignment Inventory, whereupon the parties shall be mutually obligated to negotiate in good faith as to such matters.

     7.4 Purchase Orders.

         (a) Content. All purchase orders placed by Celltech shall be in writing and shall state the quantity of Product, the delivery date, shipping information
         (except when the Product is to be drawn from Consignment Inventory pursuant to Section 7.3) and such other similar information as may be reasonably requested by Orphan Medical.

         (b) Lead Time. Unless otherwise agreed by Orphan Medical, all purchase orders must be delivered to Orphan Medical at least one hundred twenty (120) days in advance of the requested delivery date(s) (except when the Product is to be drawn from Consignment Inventory pursuant to Section 7.3).

         (c) Number of Orders. Celltech may submit only one purchase order per quarter for Product to be filled by Orphan Medical from other than Consignment Inventory and may submit one purchase order per month for Product to be drawn from Consignment Inventory.

         (d) Maximum Quantities. Orphan Medical may in its sole discretion reject purchase orders that specify a quantity of Product in respect of a particular calendar quarter in excess of (A) ** of the firm Commercial Forecast for such quarter if such firm Commercial Forecast is more than ** greater than the most recent non-binding Commercial Forecast for such quarter and (B) ** of the firm Commercial Forecast if such firm Commercial Forecast is less than ** greater than the most recent non-binding Commercial Forecast for such quarter; provided, however, that the maximum quantities that Orphan Medical shall be required to deliver in a particular calendar quarter determined in accordance with clauses (a) and
(B) above shall be reduced by the quantity of Product Orphan Medical shall have delivered in the preceding calendar quarter pursuant to paragraph (e) below in excess of the maximum quantities it was required to provide in such preceding calendar quarter as determined pursuant to this paragraph (d).

         (e) Miscellaneous. Orphan Medical shall use its Commercially Reasonable Efforts to fill purchase orders that exceed the quantity limits provided in paragraph (d) above or that are delivered to Orphan Medical less than one hundred twenty (120) days in advance of the requested delivery date(s) as required by paragraph (b) above in respect of purchase orders to be filled by Orphan Medical from other than Consignment Inventory. No accepted order may be modified or canceled by either party except as agreed in writing by the parties. Celltech's orders (including mutually agreed change orders) shall be subject to the provisions of this Agreement, and any terms or conditions contained therein that conflict with the terms of this Agreement shall be deemed excluded.

     7.5 Delivery From Other Than Consignment Inventory. Where purchase orders are to be filled by Orphan Medical from other than Consignment Inventory, Orphan Medical shall deliver the Products no later than five (5) business days after the date(s) indicated in the applicable purchase order and no earlier than five
(5) business days prior to such specified date(s). Orphan Medical shall provide prompt written notice to Celltech in the event of any anticipated delays in the scheduled delivery date and shall cooperate with Celltech to reschedule delivery at the earliest possible date so as to minimize the impact on Celltech, provided, however, the foregoing shall in no way modify or mitigate Orphan Medical's obligation to supply Product properly ordered in accordance with this Agreement or Celltech's rights and remedies under this Agreement in respect of any failure to timely supply, including Celltech's right to assert its remedies in respect of a breach hereof and Celltech's rights to appoint a Third Party manufacturer in accordance with Section 2.1(b) or to terminate this Agreement in accordance with Section 14.2(b). Orphan Medical shall send Celltech on the date of shipment an invoice and shipping notice, in a format to be agreed upon by the parties. All Products shall be properly packaged and shipped in accordance with the Product Specifications and instructions included in the applicable purchase order. Unless otherwise agreed in writing by Orphan Medical, all deliveries of the Product from other than Consignment Inventory shall be made Ex Works (Incoterms 2000) Orphan Medical's designated supplier in the U.S.

     7.6 Transfer Price Variations. At least one hundred twenty (120) days prior to the end of the 2004 Contract Year and each Contract Year thereafter, Orphan Medical shall notify Celltech of the Transfer Price for the Product for the next Contract Year. Orphan Medical shall reserve the right to increase transfer pricing on an annual basis for any increases in the costs identified in Appendix G imposed on Orphan Medical by its suppliers. Orphan Medical shall reduce transfer pricing on an annual basis for any decreases in the costs referenced in the preceding sentence and for any other reductions in the components of Orphan Medical's standard manufacturing costs as listed on Appendix G (including any reductions that may result from decreases in the required fill volume resulting from improvements in the PIBA). Each such notice shall include all necessary documentation reasonably required for Celltech to verify the adjusted Transfer Price; provided, however that notwithstanding Orphan Medical's delivery of such documentation, Celltech shall be permitted to conduct inspections and audits during reasonable business hours, to the extent necessary to verify the Transfer Price and adjustments thereto. Such inspections and audits shall be conducted at the request (not to be made more than once per Contract Year) and expense of Celltech by an independent Certified Public Accountant appointed by Celltech. Such Certified Public Accountant shall undertake a confidentiality obligation to Orphan Medical permitting it to disclose only to Celltech the amount of the Transfer Price and adjustments and the information required to verify such Transfer Price and adjustments, and no other information.

     7.7 Payment Terms.

         (a) General. Unless otherwise agreed by Orphan Medical in writing, payments for the Product shall be paid net on the last day of the first full calendar month following the date of the invoice therefor, provided that no invoice shall be dated prior to the date of actual shipment of the Product covered by the invoice or removal of the Product from Consignment Inventory. All payments shall be made in United States Dollars by wire transfer to a U.S. bank designated by Orphan Medical at least five (5) days prior to the date of payment. Any overdue payment from Celltech to Orphan Medical under this Agreement shall accrue interest at the rate of 3/4% per month or the highest rate allowed by law, whichever is less. Orphan Medical shall have the right to recover its reasonable collection costs and expenses (including attorneys' fees) for late payments. Notwithstanding the above, in the event Celltech disputes the amount, or any portion thereof, of any invoice submitted to it by Orphan Medical, Celltech shall promptly notify Orphan Medical of the amount and nature of the disagreement. Before relying on the provisions of Section 15.2 hereof, the parties first shall promptly attempt to resolve such disagreement in good faith in a manner provided in Section 7.7(b) and Celltech shall make payments with respect to disputed invoices as provided in such Section.

         (b) Order and Invoice Non-Conformance.

                  (i) In the event Celltech disputes whether Product supplied by Orphan Medical conforms to an order placed for such Product pursuant to
         Section 7.4 with respect to quantity where purchase orders are to be filled by Orphan Medical from other than Consignment Inventory, Celltech shall provide notice to Orphan Medical in accordance with the provisions relating to apparent non-conformities of Product set forth in Section 7.12. In the case of any such non-conformity which results from delivery of less Product than ordered, Orphan Medical shall supply additional Product promptly. In such case, Celltech shall pay for the quantity actually received in accordance with the provisions of Section 7.7(a). In the case of any such non-conformity which results from delivery of more Product than ordered, Celltech may elect to (A) add such excess Product to Consignment Inventory or, if Orphan Medical shall so specify, return to Orphan Medical, at Orphan Medical's expense, any Product in excess of the quantity of Product ordered in accordance with the procedures for return set forth in Section 7.12, or
         (B) accept any Product in excess of the quantity ordered as against future orders of Product. In such latter case, Celltech shall pay for the quantity actually received and accepted in accordance with the provisions of Section 7.7(a) unless otherwise agreed.

                  (ii) In the event that Celltech disputes any invoice due to the price at which any quantity of Product is invoiced as a result of the parties being unable to reach agreement with respect to the calculation of the Transfer Price, Celltech shall be obligated to pay the undisputed amount of such invoice in full in accordance with the provisions of Section 7.7(a) pending resolution of the dispute pursuant to Section 15.2.

                  (iii) In the event that Celltech disputes any invoice due to non-conformance of the Product supplied by Orphan Medical with the Product Specifications, such dispute shall be resolved in accordance with Sections 7.12 and 7.13 of this Agreement. Pending resolution of such dispute, Celltech shall not be obligated to pay the amount of such invoice that relates to Product alleged to be non-conforming. Upon resolution of any such dispute in favor of Orphan Medical, Celltech shall pay the unpaid balance of such invoice within ten (10) days of such resolution.

     7.8 Short Supply Allocation. If Orphan Medical is unable to supply all of Celltech's orders for Product hereunder in a timely manner, Orphan Medical shall equitably allocate its available sources and supplies among Celltech, Orphan Medical and Orphan Medical's other partners (distributors, licensees, agents, etc.) and internal needs, taking into consideration the respective requirements of each of the parties during a reasonable time period prior to allocation and their requirements during the allocation period, provided, however, the foregoing shall in no way modify or mitigate Orphan Medical's obligation to supply Product properly ordered in accordance with this Agreement or Celltech's rights and remedies under this Agreement in respect of any failure to timely supply, including in respect of a breach hereof and Celltech's rights to appoint a Third Party manufacturer in accordance with Section 2.1(b) or to terminate this Agreement in accordance with Section 14.2(b).

     7.9 Product Expiration. (a) All Product supplied by Orphan Medical from other than Consignment Inventory shall have a minimum expiration dating of thirty-six (36) months at the time of its delivery Ex Work's Orphan Medical's designated supplier pursuant to Section 7.5.

         (b) The Product delivered in the initial transfer of Consignment Inventory from Orphan Medical to Celltech made in accordance with the first sentence of Section 7.3(a) shall have minimum expiration dating of forty-two
(42) months at the time it is delivered to Celltech's facility in England. Thereafter, all Product delivered by Orphan Medical as Consignment Inventory pursuant to Section 7.3 shall have minimum expiration dating of thirty-six (36) months at the time it is delivered to Celltech's facility in England. Celltech shall not be required to draw out of Consignment Inventory any Product with expiration dating of less than twenty-four (24) months on the date that it is drawn out of Consignment Inventory; provided, however, that if the Consignment Inventory shall at any time contain Product with less than 24-month's expiration dating, Celltech shall use Commercially Reasonable Efforts to sell such Consignment Inventory, and provided, further, however, that if Celltech shall not be able to sell such short-dated Consignment Inventory, Celltech shall, at Orphan Medical's direction, either return such Product to Orphan Medical Ex Work's Celltech's facility in England or destroy the Product and provide the certification described in Section 7.12, and in either such event Orphan

Medical shall reimburse Celltech for all amounts paid by Celltech pursuant to Sections 7.3(b)(ii) and (iii).

         (c) In the event the applicable Regulatory Authority grants an expiration date of less than thirty-six (36) months, Orphan Medical and Celltech shall negotiate in good faith a reasonable minimum expiration, taking into account the differing expiration dates set forth herein for Product which is and Product which is not drawn out of Consignment Inventory.

         (d) Celltech shall not sell any Product beyond its stated expiration date.

     7.10 Certificate of Analysis. With each delivery of the Product into Consignment Inventory pursuant to Section 7.3 or to Celltech from other than Consignment Inventory, Orphan Medical shall provide to Celltech (i) a Certificate of Analysis and Certificate of Conformity confirming that the Product has been manufactured in accordance with cGMP and the Product Specifications, (ii) a copy of all batch documentation from the Product manufacturer for the first three (3) batches of Product delivered to Celltech and (iii) a copy of the annual stability test report, provided that the provision of the certificates and other documents listed in (i) - (iii) above shall not release Celltech from any of its obligations hereunder, including, without limitation, its obligation to conduct all necessary release testing to ensure that the Products distributed in the Territory comply with all applicable regulatory requirements in the Territory.

     7.11 Storage. Celltech shall at its own expense maintain adequate and suitable storage facilities for the storage of Consignment Inventory and Product delivered to Celltech from other than Consignment Inventory, in each case in accordance with cGMP, the Marketing Authorizations, and all applicable laws and regulations. Orphan Medical or its representative shall have the right no more than twice per calendar year to inspect, during normal business hours, such storage facilities upon sixty (60) days prior written notice.

     7.12 Rejection of Shipments For Product Non-Conformance. If Celltech rejects a shipment from other than Consignment Inventory on the determination that such shipment of Product fails to conform to the purchase order therefor or a shipment of Consignment Inventory or Product delivered to Celltech from other than Consignment Inventory or drawn by Celltech out of Consignment Inventory on the grounds that it fails to conform to the Product Specifications, Celltech shall give written notice of such rejection to Orphan Medical within fifteen
(15) days after receipt thereof, in the case of apparent non-conformance, and sixty (60) days of the receipt of definitive test results obtained pursuant to
Section 7.13 in the case of non-conformance established by such tests. Such notice of rejection shall specify the manner in which the Product fails to conform to the relevant purchase order, or otherwise fails to conform to the Product Specifications. If Celltech fails to provide Orphan Medical such notice in respect of Product delivered to Celltech pursuant to a purchase order, whether drawn from Consignment Inventory or otherwise, within fifteen (15) or sixty (60) days, as the case may be, of the date of delivery, the Product shall be deemed accepted by Celltech; provided, however, that such deemed acceptance shall not (i) impair Celltech's right to reject shipment or recover damages in respect of any non-conformance that is not apparent and cannot be determined by such tests or (ii) reduce, diminish or alter Celltech's rights to indemnification as specified in Article IX hereof or to terminate this Agreement in accordance with Section 14.2(b). If Celltech expects to make a claim against Orphan Medical in accordance with this Section 7.12, Celltech shall not dispose or allow the disposal of the Product in question without the express written authorization and instructions of Orphan Medical. Any such instructions from Orphan Medical, or Celltech's compliance therewith, shall not relieve Celltech of its obligation to dispose of any Product in accordance with all applicable laws and regulations in the relevant country in the Territory. Celltech shall not return any rejected Product to Orphan Medical without a Return Material Authorization ("RMA") from Orphan Medical. Orphan Medical shall promptly issue a RMA for any reasonably rejected Product, provided, however, appropriate samples may be retained by Celltech as evidence of the basis for such rejection by Celltech. Proof of destruction or disposal shall be certified in writing to Orphan Medical by an officer of Celltech. Within thirty (30) days of receipt of a statement detailing and documenting all of Celltech's costs and expenses associated with Orphan Medical's delivery of non-conforming Products, including without limitation, any payments made or other Indemnification Amounts arising out of Claims and the return, destruction or disposal of such Product pursuant to this Section 7.12, Orphan Medical shall reimburse Celltech for all such amounts. Any disputes between the parties relating to such reimbursement amounts shall be resolved in accordance with the procedures set forth in Section 15.2

     7.13 Testing of Product Upon Receipt. Celltech shall, as soon as practical after receipt of Product into Consignment Inventory or from other than Consignment Inventory, examine the Product for any apparent non-conformance and carry out or have carried out, routine laboratory testing and other chemical analysis of the Product as required by the relevant Marketing Authorizations and/or Regulatory Authority(ies). Celltech shall promptly notify Orphan Medical if such examination or testing establishes the basis to reject the Product for non-conformance. Any such notice shall identify the specific claims of non-conformance and include copies of relevant test results or other materials indicating such non-conformance. Upon receipt of a notification of non-conformance, Orphan Medical and Celltech shall compare test results obtained during release testing of the Product by Orphan Medical to the results Celltech obtained during acceptance testing to evaluate the potential cause of discrepancy. If Orphan Medical confirms such non-conformity, it shall promptly so notify Celltech. If Orphan Medical does not confirm such non-conformity, it shall promptly so notify Celltech, and the parties shall submit the disputed Product shipment for testing to an independent testing laboratory or other independent Third Party expert mutually acceptable to the parties. Notwithstanding Section 15.2, the findings of the testing laboratory or Third Party expert shall be binding on the parties. The expenses of such testing shall be borne by Orphan Medical if the non-conformity is confirmed, and otherwise by Celltech. Without limiting Celltech's other remedies as herein provided, Orphan Medical shall promptly replace properly rejected Product. Celltech shall return such Product or, if requested by Orphan Medical, destroy the Product and provide the certification described in Section 7.12.

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

     8.1 Orphan Medical Warranties. Orphan Medical represents and warrants to Celltech that:

         (a) It is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, U.S.A. and has the corporate power to own its assets and properties and to carry on its business as now being and heretofore conducted.

         (b) It has all requisite power and authority (corporate and otherwise) to enter into this Agreement and it has duly authorized, by all necessary action, the execution and delivery hereof by the officer or individual whose name is signed on its behalf below. Orphan Medical's execution and delivery of this Agreement does not and will not conflict with or result in a breach of or a default under its organizational documents or any agreement, instrument, order, law or regulation applicable to it or by which it or the Product may be bound. This Agreement has been duly and validly executed and delivered by Orphan Medical and constitutes Orphan Medical's valid and legally binding obligation, enforceable against Orphan Medical in accordance with its terms, except as enforcement may be limited by laws of bankruptcy or insolvency or other laws of general application relating to or affecting the enforcement of creditor's rights and general equitable principles.

         (c) At the time of its shipment to Celltech, each order of Product shall have been manufactured, stored and shipped in accordance with cGMP, the Product Specifications and the Marketing Authorizations and other applicable laws and regulations, shall be in compliance with the Marketing Authorizations, and shall not be adulterated or misbranded within the meaning of the United States Food, Drug and Cosmetics Act, as in effect at the time of shipment;

         (d) At the time of its shipment to Celltech, each order of the Product shall conform to the Product Specifications until the expiration of the shelf life approved by the Regulatory Authorities.

         (e) Patent Rights, Trademarks and Other Intellectual Property Rights.

                  (i) Orphan Medical has good title and ownership or rights to the Licensed Intellectual Property free and clear of all liens. To Orphan Medical's actual knowledge, it has all intellectual property rights necessary for (A) the manufacture of the Product by Orphan Medical and the distribution, marketing, promotion and sale by Celltech of the Product in the Territory in accordance with the terms of this Agreement and (B) the grant by Orphan Medical to Celltech of the rights granted under this Agreement.

                  (ii) Schedule 8.1(e)(ii) hereto contains a true and complete list of all Patent Rights in the Territory and all Trademarks and all other intellectual property rights of Orphan Medical relating to the Product in the Territory, indicating for each whether it is registered or is the subject of a pending application with any patent and/or trademark office with jurisdiction in the Territory, and all licenses and other contracts and similar rights relating thereto.

                  (iii) Except as set forth on Schedule 8.1(e)(iii), to Orphan Medical's actual knowledge, the Product as manufactured and delivered to Celltech by Orphan Medical for distribution in the Territory pursuant to this Agreement, and Celltech's use of the Licensed Intellectual Property in the Territory as contemplated hereby, does not and will not infringe or conflict with any intellectual property rights or trade secrets of any Person.

         (f) Contracts; No Default.

                  (i) Except for those contracts described in Section 6.8 or set forth on Schedule 8.1(f)(i) and Schedule 8.1(e)(ii) and except for this Agreement, as of the date hereof, there are no material contracts, agreements, understandings, arrangements or commitments, written or oral, including without limitation, manufacturing, supply, sales agency, sales representative, distributor, dealer, license, supplier, wholesaler, or similar contracts or agreements ("CONTRACTS") of Orphan Medical relating to the Product in the Territory.

                  (ii) Except as set forth on Schedule 8.1(f)(ii), Orphan Medical and, to Orphan Medical's actual knowledge, each other party to Orphan Medical's Contracts referenced in clause (i) above (other than Celltech) has performed in all material respects, and is now performing in all material respects, its obligations under, and is not in material default (and would not by the mere lapse of time or the giving of notice or both be in default) under, or in material breach or violation of any of such Contracts; nor has Orphan Medical received notice of any asserted claim of a default by any other party thereto under, or a breach or violation by such other party of any of such Contracts.

         (g) Actions.

                  (i) Except as set forth on Schedule 8.1(g)(i), there are no Claims pending or, to Orphan Medical's actual knowledge, threatened against Orphan Medical before any Regulatory Authority that (A) question or challenge the validity of this Agreement or any action taken or proposed to be taken by Orphan Medical pursuant hereto or in connection with the transactions contemplated hereby, or (B) relate to the Product or would if adversely determined, singly or in the aggregate, prohibit or materially impair Orphan Medical's or Celltech's ability to perform its obligations under this Agreement.

                  (ii) There are no outstanding judgments, orders, decrees, writs, awards, stipulations, or injunctions of any Regulatory Authority against or affecting the Product or Orphan Medical with respect to the Product or which would if adversely determined, singly or in the aggregate, prohibit or materially impair Orphan Medical's or Celltech's ability to perform its obligations under this Agreement.

         (h) Approvals. Except as contemplated by this Agreement or set forth on
Schedule 8.1(h) or as shall already have been made, obtained or given, no approval of any Regulatory Authority or other Person is required to be made, obtained or given by or with respect to Orphan Medical or the Product in connection with the execution or delivery by Orphan Medical of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

     8.2 Disclaimer. EXCEPT AS SET FORTH IN THIS ARTICLE VIII, ORPHAN MEDICAL MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO THE PRODUCT OR CELLTECH'S SALE AND DISTRIBUTION THEREOF IN THE TERRITORY. The warranties given by Orphan Medical are for the sole benefit of Celltech and Celltech shall not extend such warranties to any customer thereof or any Third Party. This provision does not affect the right of any patient to pursue legal remedy in the event Orphan Medical provides Product that is adulterated or misbranded or if Product does not meet Product Specifications. Except as provided in Section 2.1, nothing in this Agreement shall be construed as, and Orphan Medical expressly disclaims, any warranty or agreement to furnish any manufacturing information beyond that required to obtain Registrations for the Product in the Territory. Celltech agrees that as between Celltech and Orphan Medical, Celltech alone shall be liable, to the exclusion of Orphan Medical, for the breach of any warranties given by Celltech, its Subdistributors or its Sublicensees to customers or others regarding the Product, provided, however, nothing herein shall reduce, diminish or alter Celltech's rights as herein provided including its right to assert claims against Orphan Medical in respect of the same facts that form or might form the basis of Claims against Celltech by its Subdistributors or Sublicensees and its or their customers.

     8.3 Celltech Warranties. Celltech represents and warrants to Orphan Medical that:

         (a) It is a corporation duly organized, validly existing and in good standing under the laws of England and has the corporate power to own its assets and properties and to carry on its business as now being and heretofore conducted.

         (b) It has all requisite power and authority (corporate and otherwise) to enter into this Agreement and it has duly authorized, by all necessary action, the execution and delivery hereof by the officer or individual whose name is signed on its behalf below. Celltech's execution and delivery of this Agreement does not and will not conflict with or result in a breach of or a default under its organizational documents or any agreement, instrument, order, law or regulation applicable to it or by which it or the Product may be bound. This Agreement has been duly and validly executed and delivered by Celltech and constitutes Celltech's valid and legally binding obligation, enforceable against Celltech in accordance with its terms, except as enforcement may be limited by laws of bankruptcy or insolvency or other laws of general application relating to or affecting the enforcement of creditor's rights and general equitable principles.

         (c) It shall and shall cause its Subdistributors, Sublicensees and Third Party manufacturers to manufacture (if applicable), store, package, label, promote, market, sell and distribute the Product in compliance with this Agreement, the Registrations and all applicable laws and regulations in the Territory.

         (d) Celltech shall not, and shall cause its Subdistributors, Sublicensees and Third Party manufacturers to not knowingly, infringe any Third Party patents, copyrights, trademarks, trade secrets or other Third Party intellectual property or proprietary rights in the performance of its obligations hereunder.

         (e) Contracts; No Default.

                  (i) Except for those Contracts set forth on Schedule 8.1(e)(i) and except for this Agreement, as of the date hereof, there are no material Contracts of Celltech relating to the Product in the Territory.

                  (ii) Except as set forth on Schedule 8.1(e)(ii), Celltech and, to Celltech's actual knowledge, each other party to Celltech's Contracts referenced in clause (i) above (other than Orphan Medical) has performed in all material respects, and is now performing in all material respects, its obligations under, and is not in material default (and would not by the mere lapse of time or the giving of notice or both be in default) under, or in material breach or violation of any of such Contracts; nor has Celltech received notice of any asserted claim of a default by any other party thereto under, or a breach or violation by such other party of any of such Contracts.

         (f) Actions.

                  (i) Except as set forth on Schedule 8.1(f)(i), there are no Claims pending or, to Celltech's actual knowledge threatened against Celltech before any Regulatory Authority that (A) question or challenge the validity of this Agreement or any action taken or proposed to be taken by Celltech pursuant hereto or thereto or in connection with the transactions contemplated hereby, or (B) would if adversely determined, singly or in the aggregate, prohibit or materially impair Orphan Medical's or Celltech's ability to perform its obligations under this Agreement.

                  (ii) There are no outstanding judgments, orders, decrees, writs, awards, stipulations, injunctions of any Regulatory Authority against or affecting Celltech which would if adversely determined, singly or in the aggregate, prohibit or materially impair Celltech's ability to perform its obligations under this Agreement.

         (g) Approvals. Except as contemplated by this Agreement or set forth on
Schedule 8.2(g) or as shall already have been made, obtained or given, no approval of any Regulatory Authority or other Person is required to be made, obtained or given by or with respect to Celltech or the Product in connection with the execution or delivery by Celltech of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

                                   ARTICLE IX
                                 INDEMNIFICATION

     9.1 Indemnification by Orphan Medical. Subject to Section 9.2, Orphan Medical shall indemnify and hold harmless Celltech and its directors, officers, employees and agents from and against all claims, disputes, actions, arbitrations, mediations, litigations, proceedings, suits and governmental investigations brought by a Third Party and any appeal therefrom (the "CLAIMS") and all liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees and expenses in respect of Claims and to enforce rights to indemnification as herein provided ("INDEMNIFICATION AMOUNTS")) arising out of
(i) a breach by Orphan Medical of any representation, warranty or covenant provided in this Agreement, including, without limitation, the representations and warranties set forth in Section 8.l, (ii) an allegation that bodily injury (including death) or tangible personal property damage was caused by, resulted from or arose out of the use of the Product for a Licensed Indication by whomsoever such Product was sold (including Celltech, its Subdistributors and Sublicensees) and regardless of the legal theory on which such Claim is based, except, however, where such bodily injury and/or property damage is due to (a) a circumstance described in Section 9.2(i) or 9.2(iii) hereof or (b) failure of a Third Party manufacturer appointed by Celltech pursuant to Section 2.1 to manufacture, store or ship the Product in accordance with cGMP, the Marketing Authorizations and other applicable laws and regulations or due to the action or inaction of such Third Party manufacturer which causes the Product to be adulterated or misbranded within the meaning of the United States Food, Drug and Cosmetic Act, as in effect at the time of shipment; and (iii) negligence, gross negligence or willful misconduct of or attributable to Orphan Medical, its sublicensees (other than Celltech, its Subdistributors, Sublicensees or Third Party manufacturers), contractors, manufacturers and its or their directors, officers, agents, employees, consultants or clinical investigators in connection with the manufacture, storage or supply of API and/or the Product.

     9.2 Indemnification by Celltech. Celltech agrees to indemnify, defend and hold harmless Orphan Medical and its directors, officers, employees and agents from and against all Claims and Indemnification Amounts arising out of (i) a breach by Celltech of any representation, warranty or covenant provided in this Agreement, (ii) an allegation that bodily injury (including death) or tangible personal property damage was caused by, resulted from or arose out of the Products sold by Celltech, its Subdistributors, Sublicensees or Third Party manufacturers that were used other than for a Licensed Indication, regardless of the legal theory on which such Claim is based, except, however, where such bodily injury and/or property damage is due to a circumstance described in Sections 9.1(i) and 9.1(iii) hereof, (iii) negligence, gross negligence or willful misconduct of or attributable to Celltech, its Subdistributors, Sublicenses or Third Party manufacturers and its or their directors, officers, agents, employees, consultants or clinical investigators in connection with the storage, packaging, labeling, promotion, marketing, sale and distribution of the Product in the Territory; and (iv) any express or implied warranty, whether oral or written, including any implied warranty or the merchantability or fitness of the Product for a particular purpose asserted by any customer of Celltech, its Subdistributors or Sublicensees, if such warranty was extended by or arising from any undertaking, action or inaction of Celltech, its Subdistributors or Sublicensees.

     9.3 Procedure. A party seeking indemnification (an "INDEMNIFIED PARTY") shall give the other party (an "INDEMNIFYING PARTY") written notice of any Claim promptly upon becoming aware thereof. The indemnifying party shall have sole and exclusive control of the defense of any Claim, including the choice and direction of legal counsel. The indemnified party shall have the right to participate in such defense through its own counsel, at its own expense. Neither party may settle or compromise any Claim for which indemnification is being sought without the written consent of the other party, which may not be unreasonably withheld.

     9.4 Insurance. Both parties shall maintain during the Term of this Agreement, and for a reasonable period thereafter, general liability insurance (whether Third Party insurance or self-insurance provided through a captive insurance subsidiary), which insurance shall include product liability coverage and shall be in amounts and of a type customarily maintained by companies similarly situated. Such insurance shall provide at least ** U.S. Dollars in coverage per occurrence. Each party shall use Commercially Reasonable Efforts to name the other party as an additional insured on such party's insurance policy(ies). On or prior to the Effective Date, each party shall deliver to the other evidence of its insurance.

                                   ARTICLE X
                          INTELLECTUAL PROPERTY RIGHTS
                               PERFECTION AND USE

     10.1 License Perfection. In the event that the execution and filing of any document is required in connection with the license granted in Section 2.2 to Celltech for the Trademark or Patent Rights under the laws of any country in the Territory, Celltech shall promptly notify Orphan Medical, and Orphan Medical shall cause such document to be executed and filed, and Celltech shall sign such document if necessary and otherwise cooperate in the filing thereof.

     10.2 Quality Standards. All Products sold and marketed under the Trademark by Celltech or its Subdistributors or Sublicensees, including all related advertising, promotional materials, and all other related uses of the Trademark shall comply with the reasonable trademark use standards adhered to by Orphan Medical in the manufacture, sale and promotion of the Product, which such standards are set forth in Appendix I. In particular, and without limiting the generality of the foregoing, upon reasonable request by Orphan Medical, Celltech shall provide Orphan Medical with samples of Products bearing the Trademark, as well as copies of all materials, including but not limited to brochures, professional literature, packaging and consumer instructions, which are created or intended for use by Celltech, its Subdistributors and/or Sublicensees in the advertising, promotion, marketing or sale or other distribution of the Product in the Territory, for examination and testing to verify compliance with the trademark use standards set forth in Appendix I. Celltech shall also permit Orphan Medical, not more than once per Contract Year and upon thirty (30) days prior written notice and at reasonable times during normal business hours, to examine stocks of the Product held by it or its Subdistributors or Sublicensees to verify compliance with such standards. Orphan Medical shall notify Celltech in writing of any noncompliance herewith, and Celltech shall use Commercially Reasonable Efforts to correct the problem and bring such Products into compliance with applicable standards.

     10.3 Use of Trademark. Celltech shall and shall cause its Subdistributors and Sublicensees to market the Product under the Trademark; provided, however that if the Trademark is unavailable or unusable in a particular country in the Territory, the parties shall mutually agree on a suitable alternative. In addition, to the extent permitted by applicable law in each country in the Territory, all labeling for the Product shall bear a legend, identifying Orphan Medical as the manufacturer of the Product for Celltech.

     10.4 Registration and Approvals. Attached hereto as Appendix B is a list of the registrations and pending applications for registration for the Trademark and Patent Rights in the Territory. Orphan Medical shall file applications and maintain trademark registrations (including for the Trademark and any alternative trademarks pursuant to Section 10.3) and patent registrations (including for the Patent Rights) in each country in the Territory including without limitation the registrations and pending applications for the Trademark and Patent Rights in each country listed in Appendix B as shall be reasonably useful or necessary to protect Celltech's rights under this Agreement; provided, however, that if Orphan Medical shall fail to file a useful or necessary application or maintain a useful or necessary registration for any trademarks, alternative trademarks or patents in a country in the Territory, or to maintain the Trademark and Patent Rights registrations in each country listed in Appendix B, Celltech shall have the right to file such applications and maintain such registrations in each such country in the Territory for such trademarks, alternative trademarks or patents at the expense and in the name and on behalf of Orphan Medical (or in Celltech's own name if that is not permitted in the applicable country). Such registration and use of the Trademark and Patent Rights shall inure to the benefit of and be on behalf of Orphan Medical. On any termination of this Agreement pursuant to Article XIV hereof, Celltech shall promptly assign to Orphan Medical registrations and any applications for registration of trademarks, alternative trademarks or patents for the Product in the Territory filed in its name pursuant to this Section 10.4.

     10.5 Reservation of Rights. Except as otherwise provided herein, (i) nothing in this Agreement shall entitle Celltech to any right, title or interest in or to any of the Patent Rights, Know How, Manufacturing Know How, Trademark, Improvements, and Proprietary Information of Orphan Medical or any associated goodwill, which is and shall remain the sole and exclusive property of Orphan Medical and (ii) Celltech shall not take and shall cause its Subdistributors, Sublicensees and Third Party manufacturers to not take any action that might (a) impair any right, title or interest of Orphan Medical in and to the Patent Rights, Know How, Manufacturing Know How, Trademark, Improvements and Proprietary Information; or (b) create any right, title or interest in or to such Patent Rights, Know How, Trademark, Improvements and Proprietary Information in Celltech or any other Person. Celltech acknowledges Orphan Medical's proprietary rights as provided in the preceding sentence, and hereby waives in favor of Orphan Medical any right Celltech may have in and to the Patent Rights, Know How, Manufacturing Know How, Trademark, Improvements and Proprietary Information except as herein provided.

                                   ARTICLE XI
                       INTELLECTUAL PROPERTY INFRINGEMENTS

     11.1 Protection of Intellectual Property. Celltech shall cooperate with Orphan Medical and take all reasonable actions which Orphan Medical may reasonably request, at Orphan Medical's sole cost and expense, in order to protect and enforce Orphan Medical's intellectual property rights, including, but not limited to, carrying out any act Orphan Medical may reasonably require in connection with any registration, enforcement or protection thereof. Celltech shall promptly notify Orphan Medical upon becoming aware of any use in the Territory by a Third Party of the Patent Rights, Know How, Manufacturing Know How, Trademark, Improvements or Proprietary Information of Orphan Medical related thereto, or any other Orphan Medical intellectual property relating to the Product which may constitute an infringement thereof. Orphan Medical shall have the first right, at its option, to institute proceedings against Third Party infringers in respect of infringements occurring in the Territory. If Orphan Medical elects not to institute such proceedings within a period of thirty (30) days after its discovery of the infringement, Celltech shall have the right at its option to do so. The party instituting proceedings in the Territory pursuant to this Article XI shall bring all such proceedings in the name of both parties. Orphan Medical shall have the exclusive right in its sole discretion to institute proceedings solely in its name against Third Party infringers in respect of infringements occurring outside the Territory. Each party shall cooperate fully with the other party in connection with any such proceedings against third-party infringers. All expenses of any such proceedings shall be borne by the party instituting the proceedings and damages which may be awarded or agreed upon in settlement of such action shall be allocated first to reimburse the documented costs of the proceedings incurred by the party bringing suit, with the balance of such amounts, if any, to be allocated between the parties in accordance with their relative economic loss from such infringement.

                                  ARTICLE XII
                                  IMPROVEMENTS

     12.1 Improvements by Celltech. Subject to Celltech's rights therein as provided elsewhere in this Agreement, including without limitation Section 2.2, Celltech hereby irrevocably assigns, releases, and transfers to Orphan Medical its entire right, title and interest in and to any Improvement solely relating to the API and/or Product (whether patentable or not) made or conceived solely by Celltech employees or contractors.

     12.2 Improvements by Orphan Medical. Subject to Celltech's rights therein as provided elsewhere in this Agreement, including without limitation Section 2.2, Orphan Medical shall own all right, title and interest in and to any Improvement relating to the API and/or Product (whether patentable or not) made or conceived solely by Orphan Medical employees or by any Orphan Medical contractor, other than Celltech, including, without limitation, any manufacturing or analytical process, procedure or method or any source of synthesis given to Celltech.

     12.3 Disclosure. Celltech shall promptly disclose to Orphan Medical any and all Improvements relating to the API and/or Product by Celltech's employees or contractors, either alone or together with Orphan Medical's employees or contractors. Celltech shall execute at Orphan Medical's expense any assignments, applications or other instruments or documents reasonably requested by Orphan Medical to obtain, maintain, and otherwise to perfect Orphan Medical's interest therein as provided by this Agreement. Celltech's and Orphan Medical's obligations hereunder shall survive termination of this Agreement.

                                  ARTICLE XIII
                                 CONFIDENTIALITY

     13.1 Proprietary Information. During the Term hereof and for a period of five (5) years thereafter, any Proprietary Information disclosed by one party (the "DISCLOSING PARTY"), directly or indirectly, to the other party (the "RECEIVING PARTY") under this Agreement shall be deemed confidential, and trade secret information, whether so designated or not, and shall not be disclosed by the Receiving Party to any Third Party, except as set forth below. Access to such Proprietary Information shall be limited to employees, agents, consultants or contractors of the Receiving Party who reasonably require such Proprietary Information for purposes of performing the Receiving Party's obligations hereunder and who are bound to the Receiving Party by similar obligations in respect of confidentiality and use. Such employees, agents, consultants or contractors shall be advised of the nature and existence of the undertakings in respect of such Proprietary Information pursuant to this Agreement and of the applicability of such undertakings to them. The Receiving Party shall use such Proprietary Information only to carry out its obligations or to exercise its rights hereunder and shall not use such Proprietary Information for its own benefit or for the benefit of others or in any way inconsistent with this Agreement.

     13.2 Exclusions. Information shall not be deemed Proprietary Information which:

         (a) at the time of disclosure, is already in the public domain or thereafter becomes part of the public domain through no act or omission of the Receiving Party;

         (b) was rightfully in the possession of the Receiving Party prior to the time of the disclosure;

         (c) is independently disclosed to the Receiving Party by a Third Party who has not violated any confidential obligation owed to the Disclosing Party;

         (d) was independently developed by the Receiving Party without any use of or reliance on any Proprietary Information of the Disclosing Party;

         (e) is required to be disclosed by legal process, provided that, in each case the party so disclosing information timely informs the other and uses its best efforts to limit the disclosure and maintain confidentiality to the extent possible and permits the other party to attempt by appropriate legal means to limit such disclosure;

         (f) is information which is required to be included in patent applications or required to be provided to the FDA or any other Regulatory Authority in the Territory in order that Registrations for the Product can be obtained or otherwise to comply with applicable regulatory requirements; provided, however, that no Proprietary Information of Celltech or Orphan Medical shall be disclosed in any such patent application or Registration without the prior written consent of the Disclosing Party, which consent shall not be unreasonably withheld; or

         (g) is information which is required to be disclosed to customers, users, and prescribers of the Product or which is reasonably necessary to disclose in connection with the ethical marketing of the Product, if applicable.

     13.3 Third Party Disclosure. Disclosure by the Receiving Party to a Third Party shall be made only to the extent necessary to enable the Receiving Party to comply with its contractual obligations to the Disclosing Party, and only if such Third Party has executed a confidentiality agreement containing terms that are at least as protective as the terms of this Agreement.

     13.4 Third Party Confidentiality Agreement. Each Third Party to which Proprietary Information is disclosed other than a Regulatory Authority shall agree in writing prior to such disclosure to keep the Proprietary Information in strict confidence.

     13.5 Confidentiality of Agreement. Except as otherwise required by law, applicable regulations or the terms of this Agreement or as mutually agreed upon by the parties hereto, each party shall treat as confidential the terms and conditions of this Agreement.

     13.6 Prior Confidentiality Agreement. The Confidentiality Disclosure Agreement between the parties hereto dated 20 November 2002 is hereby superseded and terminated. Any disclosure of Proprietary Information by either party pursuant to such Confidentiality Agreement shall be deemed to have been made hereunder and shall be subject to this Article 13.

                                  ARTICLE XIV
                              TERM AND TERMINATION

     14.1 Term. This Agreement shall become effective as of the Effective Date and shall remain in full force and effect until the last of Orphan Medical's Patent Rights to expire or ten (10) years from the date Celltech receives approval from the EMEA to commercially promote and distribute the Product, whichever is longer. This Agreement will be automatically extended indefinitely thereafter unless and until terminated by Celltech upon not less than twelve
(12) months written notice to Orphan Medical. All references herein to "TERM" or "TERM OF THIS AGREEMENT" shall be deemed to include both the initial and any extended terms.

     14.2 Mutual Termination. This Agreement may be terminated prior to its normal Term as follows:

         (a) Either party may terminate this Agreement immediately upon notice if the other party files a petition of any type as to its bankruptcy, is declared bankrupt, becomes insolvent, makes an assignment for the benefit of creditors, goes into liquidation or receivership, or otherwise loses legal control of its business involuntarily.

         (b) Either party may terminate this Agreement if the other party materially defaults or commits a material breach of this Agreement and has failed to cure such default or breach within ninety (90) days of receipt of written notice thereof from the first party.

         (c) Either party may terminate this Agreement in accordance with
Section 16.2 or Section 16.3.

     14.3 Termination by Orphan Medical. Orphan Medical may terminate this Agreement upon written notice to Celltech if any of the following continues uncured for a period of ninety (90) days following receipt of written notice thereof from Orphan Medical:

         (a) Celltech shall have failed to meet the applicable minimum royalty payment requirements for the Product as provided in Article IV hereof.

         (b) Celltech ceases to sell the Product in the Territory.

         (c) Celltech alters any Product except as permitted hereunder or with Orphan Medical's prior written consent.

         (d) Except as otherwise herein provided, as to the countries in which EMEA approval is required for a Registration, if Celltech shall have failed to obtain a Registration in at least one Major European Country by December 31, 2006, and as to each other country in the Territory, if Celltech shall have failed to use Commercially Reasonable Efforts to obtain a Registration in such country, if, in each case, such failure shall not be due to a breach by Orphan Medical of its obligations under this Agreement.

     14.4 Rights and Obligations on Termination. In the event of termination of this Agreement for any reason, the parties shall have the following rights and obligations:

                  (i) Neither party shall be released from the obligation to make payment of all amounts then or thereafter due and payable in respect of the Term prior to such termination as otherwise herein provided.

                  (ii) Except as provided in Section 14.6, Celltech shall cease to market, promote, sell and distribute the Product and shall return to Orphan Medical, at Celltech's expense, all copies of promotional and technical materials and artwork provided by Orphan Medical; provided, however, that if this Agreement is terminated by Celltech pursuant to
         Section 14.2(b), Orphan Medical shall pay all expenses related to such return of materials and artwork;

                  (iii) Orphan Medical may, if Celltech elects not to pursue its sell-off rights under Section 14.6, repurchase Celltech's inventory of non-obsolete and non-expired Product at the price paid by Celltech for such Product or direct Celltech to sell them to the Third Party or parties selected by Orphan Medical at the price paid by Celltech; provided, however, that if this Agreement is terminated by Celltech pursuant to Section 14.2(b), Orphan Medical must repurchase such inventory at the price paid by Celltech if Celltech elects not to pursue its sell-off rights under Section 14.6;

                  (iv) Celltech shall return or, if requested by Orphan Medical, destroy all of Orphan Medical's Proprietary Information, including, if applicable, all electronic copies thereof and shall certify in writing that it has done so; and

                  (v) Celltech shall comply with the provisions of Section 10.4 regarding the assignment to Orphan Medical of trademark and/or patent rights registrations filed in Celltech's name.

     14.5 Partial Termination. In the event that a cause of termination shall relate solely to any country not subject to regulation by the EMEA, then termination of this Agreement shall be limited and applied only to such country or portion of the Territory.

     14.6 Sell-Off Period. Notwithstanding anything to the contrary in Section
14.4 hereto, upon expiration or termination of this Agreement, Celltech shall have the right to continue to distribute its existing inventory of non-expired Product for a period of six (6) months after the effective date of expiration or the effective date of termination of this Agreement as the case may be. Any such continued distribution shall be in accordance with all applicable laws and regulations and the terms of this Agreement.

     14.7 Survival. The provisions of Articles I (Definitions), VIII (Representations & Warranties), IX (Indemnification), XIII (Confidentiality), XIV (Term and Termination), XV (Arbitration), and XVII (Miscellaneous), as well as the provisions of Articles III (Compliance with Laws and Regulations), XI (Intellectual Property Infringement), XII (Improvements) Article XIII (Confidentiality), Article XIV (Termination), Article XV (Arbitration), Article XVII (Miscellaneous) and the other provisions hereof which by their terms are intended to survive the expiration or termination of this Agreement (including without limitation, Sections 3.4 (Return of Initial Payment), Section 4.8 (Books and Records) and Section 7.3(e) (Consignment of Product - Return of Consignment Inventory) shall survive any termination or expiration of this Agreement.

     14.8 Assignment of Authorizations. As soon as possible following the expiration or earlier termination of this Agreement, Celltech shall take all necessary steps to ensure expeditious assignment of all Marketing Authorizations and Orphan Drug Designations which are in Celltech's name to Orphan Medical. If an assignment to Orphan Medical is prohibited under the laws of a country in the Territory, Celltech agrees to and hereby grants Orphan Medical authorization to distribute the Product under such Marketing Authorization until Orphan Medical or its designee has obtained Marketing Authorizations and Orphan Drug Designations in its own name for the Product in that country; provided that Orphan Medical shall defend, indemnify and hold harmless Celltech from and against all Claims and Indemnification Amounts of whatsoever kind or nature that result from, arise out of or relate to Orphan Medical's distribution of the Product under the Marketing Authorizations and Drug Designations continuing in Celltech's name as contemplated by this Section 14.8.

     14.9 Rights on Termination for Cause. In the event of termination of this Agreement by Orphan Medical pursuant to the provisions of Sections 14.2(a) or
(b) or 14.3 (a) - (c), Celltech shall provide to Orphan Medical, at no expense to Orphan Medical, its then current list of prospects and customers, including company name, contact, address and telephone number.

     14.10 No Compensation. In the event of any expiration or termination of this Agreement for any reason, neither party shall owe any compensation to the other party for lost profits, lost opportunities, good will, or any other loss or damage in respect of future periods as a result of or arising from such termination or expiration.

                                   ARTICLE XV
                                   ARBITRATION

     15.1 Litigation Rights Reserved. If any dispute arises with respect to the unauthorized use of Proprietary Information by either Party or, Orphan Medical's Trademark, Patent Rights, Know How, Manufacturing Know How, and Improvements by Celltech, or with respect to acts or omissions of Celltech or Orphan Medical relating to the Product which in the good faith discretion of Orphan Medical or Celltech, as the case may be, negatively impact the safety of the public, Orphan Medical or Celltech, as the case may be, may seek any available equitable remedy from a court of competent jurisdiction.

     15.2 Arbitration. Except as provided in Sections 7.13 and 15.1, all disputes arising between the parties in connection with this Agreement shall be settled through friendly consultations between the parties and if no agreement can be reached through consultations, they shall be submitted to arbitration for settlement. The arbitration shall take place in New York, New York, and be conducted by the American Arbitration Association in accordance with the commercial arbitration rules thereof (the "RULES") except as modified hereby. All necessary determinations, including the arbitration decision, shall be made by a panel of three arbitrators (the "PANEL"). Within ten (10) days after delivery of a notice of arbitration, each of the two parties shall select one arbitrator as a member of the Panel. The two parties shall select as the third member of the Panel an independent arbitrator with no past or current business affiliations with either party, and if the parties cannot agree on such independent arbitrator within ten
(10) days after delivery of a notice of arbitration, such independent arbitrator shall be selected in accordance with the Rules. The Panel shall establish a schedule of discovery and hearing such that the Panel's final written decision shall be issued within one hundred and twenty (120) days after selection of the independent arbitrator serving on the Panel. Each party must produce all relevant non-privileged documents requested by the other party within thirty
(30) days after the request therefor. The Panel's decision must be in writing and shall set forth the reasons therefor. Such decision shall be conclusive determination of the matter and binding on the parties, shall have the effect of an arbitration award, and shall not (to the extent permitted by applicable law) be contested by any of them. The fees and expenses of an arbitrator selected by a party shall be borne by such party. The fees and expenses of the third independent arbitrator shall initially be borne equally by the parties, and shall be allocated between the parties in accordance with the final decision of the Panel, which decision shall allocate such fees between the parties as determined by the Panel.

     15.3 Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, U.S.A., excluding (i) its choice of law rules and (ii) the United Nations Convention on the International Sale of Goods, provided that (x) enforcement and operation of the Consignment Inventory arrangements in Section 7.3 shall be governed by the laws of England, and (y) enforcement and operation of the arbitration agreement contained in Section 15.2 hereof, and the enforcement of any award rendered pursuant thereto, shall be governed by United States federal law to the exclusion of State law.

                                  ARTICLE XVI
                                  FORCE MAJEURE

     16.1 Events of Force Majeure. Anything in this Agreement to the contrary notwithstanding, neither party shall be liable or responsible for any failure or delay in performance (excluding payment of sums owed hereunder) due to causes affecting such party and, in the case of Orphan Medical, its designated suppliers, and, in the case of Celltech, its Subdistributors, Sublicensees and Third Party manufacturers, beyond the reasonable control of such party, including, without limitation, any act of God; regulation or law of any government or an agency thereof, excluding, however, if a Regulatory Authority enjoins manufacture of the Product or otherwise closes the Product manufacturing facilities due to Orphan Medical's failure to comply with cGMP or any other breach by Orphan Medical of its obligations under this Agreement; war; terrorism; insurrection or civil commotion; earthquake, tornado, fire, flood or storm; epidemic; or failure of public utilities or common carriers. Such excuse shall continue as long as the condition preventing the performance continues. Upon cessation of such condition, such party shall promptly resume performance hereunder.

     16.2 Notice. A party affected by an event of force majeure shall give the other party prompt written notice of the occurrence of any event of force majeure and the nature and duration thereof. An affected party shall use all Commercially Reasonable Efforts to resume performance as quickly as possible and to give the other party prompt written notice when it is again fully able to perform such obligations. If such event of force majeure continues for more than one hundred eighty (180) days, either party may terminate this Agreement by giving ten (10) days written notice to the other party. If Celltech is the affected party, such notice of resumption of performance shall state the quantities of Product Orphan Medical needs to ship to enable Celltech to resume performance of obligations.

     16.3 Hardship. In the event that, during the Term, any law or government-enacted regulation or decree renders the performance by either party of its respective obligations hereunder unduly onerous or infeasible to implement, Celltech and Orphan Medical shall consult each other and show mutual understanding with a view to making such adjustments as would appear to be necessary and feasible. The party who considers that the change in regulation or decree is unduly onerous or infeasible to implement, shall notify the other within ninety (90) days of the change in regulation or decree, specifying the specific date and change, an evaluation of the hardship which is or shall be suffered and the proposal made by it to remedy that change if feasible. If the parties fail to reach an agreement within ninety (90) days after the date of the notice, either party shall at any time thereafter be entitled to terminate this Agreement upon written notice only with respect to the country or countries affected by such change in regulation or decree.

                                  ARTICLE XVII
                                  MISCELLANEOUS

     17.1 Notices. All notices to the parties shall be made at the following addresses (or at such other address as shall be specified by it by like notice):

         To:      Orphan Medical, Inc.
                  Attention:  Chief Executive Officer
                  13911 Ridgedale Drive, Suite 250
                  Minnetonka, Minnesota 55305
                  United States
                  Copy:  Director of International Business
                  Fax:  952 540 9209

         To:      Celltech Pharmaceuticals Ltd.
                  Attention: Chief Executive Officer
                  208 Bath Road
                  Slough, Berkshire SL1 3WE
                  United Kingdom
                  Copy:  Company Secretary
                  Fax: 011 44 175 353 6632

                  Notices permitted or required to be given hereunder shall be deemed sufficient if given by (a) registered or certified airmail, postage prepaid, return receipt requested, (b) private courier service or (c) facsimile transmission with electronic confirmation of receipt. Notices so given shall be effective (1) upon receipt by the party to whom notice is given, or (2) on the tenth (10th) day following international mailing, as may be the case, whichever occurs first.

     17.2 Waiver. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

     17.3 Entire Agreement. This Agreement and the Schedules and Appendices hereto constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede all previous agreements by and between the parties as well as all proposals, oral or written, and all negotiations, conversations or discussions heretofore had between the parties related to this Agreement.

     17.4 Amendment. No modification or amendment of this Agreement shall be binding unless in writing and signed by both parties.

     17.5 Headings. Article, section and paragraph headings used in this Agreement are for convenience only, have no legal significance, and in no way change the construction or meanings of the terms hereof.

     17.6 Relationship of the Parties. The parties shall be deemed independent contractors of each other and, as such, they shall not be entitled to any benefits applicable to employees of the other party. Nothing contained in this Agreement shall be construed or implied to create an agency, partnership, or employer and employee relationship between Orphan Medical and Celltech. At no time shall one party make commitments or incur any charges or expenses for or in the name of the other party except as specifically provided herein.

     17.7 Assignment. Neither party may assign this Agreement without the prior written consent of the other party except that either Orphan Medical or Celltech may assign this Agreement (a) to an Affiliate or (b) in connection with a merger, stock sale, or the sale or transfer of all or substantially all of the assets of such party or the division of such party manufacturing or marketing the Product, as the case may be, provided, however, any permitted assignee shall assume all obligations of its assignor under this Agreement and in the case of clause (a), the assigning party shall remain primarily liable for the performance of such Affiliate. Any purported assignment in violation of the foregoing sentence shall be null and void. No assignment shall relieve either party of responsibility for the performance of any accrued obligation under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the permitted successors or permitted assigns of Celltech and Orphan Medical, respectively.

     17.8 Severability. If any term or condition of this Agreement is found by a court of competent jurisdiction to violate the provisions of any applicable statute, law or regulation, the remainder of this Agreement shall remain in full force and effect. The parties shall then negotiate in good faith to modify this Agreement, to the extent necessary to make the affected term or condition of this Agreement valid and enforceable, having full regard for the original intent of the parties.

     17.9 Publicity. This Agreement is confidential and neither party shall issue press releases or engage in other types of publicity of any nature (whether written or oral) dealing with the existence or details of this Agreement without the other party's prior written approval, which approval shall not be unreasonably withheld; provided that, approval of such disclosure shall be deemed to be given to the extent such disclosure is required to comply with governmental rules, regulations or requirements. In such event, the disclosing party shall furnish a copy of such disclosure to the other party.

     17.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Agreement. This Agreement may be executed and delivered via facsimile transmission with the same force and effect as if it were executed and delivered in writing. In making proof of this Agreement, it shall not be necessary to produce or account for more than one fully executed counterpart.

     17.11 LIMITATION OF DAMAGES. NEITHER ORPHAN MEDICAL NOR CELLTECH SHALL HAVE ANY LIABILITY OF ANY KIND TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, EVEN IF ORPHAN MEDICAL OR CELLTECH, AS THE CASE MAY BE, SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE BY THE OTHER PARTY. FOR PURPOSES OF THE LIMITATION OF LIABILITY IN THE IMMEDIATELY PRECEDING SENTENCE, (i) LEGAL FEES AND EXPENSES THAT ARE RECOVERABLE AS PROVIDED IN ARTICLE IX SHALL NOT BE CONSIDERED INDIRECT DAMAGES, (ii) INDIRECT DAMAGES PAYABLE BY AN INDEMNIFIED PARTY TO A THIRD PARTY THAT WOULD BE RECOVERABLE UNDER THE INDEMNITY PROVISIONS IN ARTICLE IX BUT FOR SUCH LIMITATION OF LIABILITY SHALL BE RECOVERABLE NOTWITHSTANDING SAID LIMITATION OF LIABILITY AND (III) LOST PROFITS SHALL NOT BE DEEMED TO BE SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES EXCEPT IN RESPECT OF FUTURE PERIODS FOLLOWING A TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH THE TERMS HEREOF.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their respective duly authorized representatives as of the Effective Date.

                                    CELLTECH PHARMACEUTICALS LTD.



                                    By:      /s/ Goran Ando
                                             -----------------------------------
                                             Name:  Goran Ando
                                             Title:  Chief Executive Officer

                                    ORPHAN MEDICAL, INC.



                                    By:      /s/ John H. Bullion
                                             -----------------------------------
                                             Name:  John H. Bullion
                                             Title:  Chief Executive Officer

                                   APPENDIX A

                                    TERRITORY
                                    ---------

MAJOR EUROPEAN COUNTRIES                               MINOR EUROPEAN COUNTRIES

France                                                 Austria
Germany                                                Belgium
Italy                                                  Czech Republic
Spain                                                  Denmark
United Kingdom of Great Britain and Northern Ireland   Estonia
                                                       Finland
                                                       Greece
                                                       Hungary
                                                       Iceland
                                                       Ireland
                                                       Latvia
                                                       Lithuania
                                                       Luxemburg
                                                       Malta
                                                       Netherlands
                                                       Norway
                                                       Poland
                                                       Portugal
                                                       Slovak Republic
                                                       Slovenia
                                                       Sweden
                                                       Switzerland


OPTION COUNTRIES

Turkey

                                   APPENDIX B

                                    TRADEMARK

Xyrem(R)

European Community Trademark               Reg. No.: 957712
                                           Registered: 10 March 2000

Norway                                     Reg. No.: 217395
                                           Registered: 23 January 2003

Iceland                                    Reg. No.: 679/2002
                                           Registered: 31 July 2002

Switzerland                                Reg. No.: 503.859
                                           Registered: 9 October 2002

Czech Republic                             Reg. No.: 251135
                                           Registered: 27 January 2003

Slovak Republic                            Application No.:  POZ 1676-2002
                                           Registered: Pending

Poland                                     Appl. No.:  Z-251131
                                           Registered: Pending

Hungary                                    Appl. No.: M 02 02667
                                           Registered: Pending


                                  PATENT RIGHTS
                                  -------------

Country           Stage             Serial #         Date Filed        Patent #        Issue Date
-------------------------------------------------------------------------------------------------
European          Granted           99964320.8       12/22/99          1140061          5/2/03
Austria           Granted           99964320.8       12/22/99          1140061          5/2/03
Belguim           Granted           99964320.8       12/22/99          1140061          5/2/03
Denmark           Granted           99964320.8       12/22/99          1140061          5/2/03
Finland           Granted           99964320.8       12/22/99          1140061          5/2/03
France            Granted           99964320.8       12/22/99          1140061          5/2/03
Germany           Granted           99964320.8       12/22/99          69907508.408     5/2/03
Ireland           Granted           99964320.8       12/22/99          1140061          5/2/03
Italy             Granted           99964320.8       12/22/99          1140061          5/2/03
Netherlands       Granted           99964320.8       12/22/99          1140061          5/2/03
Spain             Granted           99964320.8       12/22/99          1140061          5/2/03
Sweden            Granted           99964320.8       12/22/99          1140061          5/2/03
Switzerland       Granted           99964320.8       12/22/99          1140061          5/2/03
United Kingdom    Granted           99964320.8       12/22/99          1140061          5/2/03


                                   APPENDIX C

                             PRODUCT SPECIFICATIONS

Xyrem(R)(sodium oxybate) oral solution
EXPIRATION PERIOD:         48 months
STORAGE CONDITIONS:        15 - 30(Degree)C
RELEASE SPECIFICATIONS:


**


APPROVAL SIGNATURES ON FILE:

         Regulatory Affairs

VERIFIED BY: ____________________________

                                   APPENDIX D

            STANDARD OPERATING PROCEDURE FOR EXCHANGE OF SAFETY DATA

         The Orphan Medical and Celltech individuals in charge of pharmacovigilance shall follow the procedure outlined below in reporting adverse experiences.

     1. Definitions. Definitions shall be those in use by the International Conference on Harmonization (ICH) as may be amended by ICH from time to time. Current definitions are:

         1.1. Adverse Event ("AE") means any untoward medical occurrence in a patient or clinical investigation subject administered a pharmaceutical product and which does not necessarily have to have a causal relationship with this treatment. An AE can therefore be any unfavorable and unintended sign (including an abnormal laboratory finding), symptom, or disease temporarily associated with the use of a medicinal (investigational) product, whether or not related to the medicinal (investigational) product.

         1.2. Serious Adverse Event ("SAE") means any untoward medical occurrence that at any dose:

                  o        results in death,

                  o        is life-threatening,

                  o requires inpatient hospitalization or prolongation of existing hospitalization,

                  o        results in persistent or significant
                           disability/incapacity, or

                  o        results in a congenital anomaly/birth defect.

         1.3. Adverse Drug Reaction ("ADR")

                  o ADRs in the clinical setting refer to all noxious and unintended responses to a medicinal product (i.e., where the relationship between an adverse event and product can not be ruled out) related to any doses.

                  o ADRs regarding marketed medicinal products shall refer to a response to a drug which is noxious and unintended and which occurs at doses normally used in man for prophylaxis, diagnosis, or therapy of disease or for modification of physiological function.

         1.4. Serious Adverse Drug Reaction ("SADR") means an ADR having the characteristics described in 1.2.

         1.5. Unexpected Adverse Drug Reaction ("UADR") means an ADR, the nature or severity of which is not consistent with the applicable product information (e.g.,

Investigator's Brochure for an unapproved investigational product or package insert for an approved product.)

     2. Transmission of data between Orphan Medical and Celltech.

         2.1. In the context of clinical trials:

                  2.1.1. All the SAEs related (expected and unexpected) to the drug as assessed by investigators shall be forwarded on a quarterly basis under the form of tabulated summary in English. Such summary shall bear at least the following information: patient's ID number, protocol identification, Investigator Center, type of serious event, symptomatology or pathology observed, notified SAE. These clinical or biological manifestations shall be named according to the dictionary in use by each party (e.g. MeDRA or WHO).

                  2.1.2. Each party, upon request, may receive available additional or follow-up data from the other party.

         2.2. In the context of post-marketing surveillance:

              2.2.1. In the case of SAEs, the parties shall exchange data within five (5) days of becoming aware of such SAE. In the case of SADRs and UADRs, the parties shall exchange data within ten (10) days after becoming aware of such SADR or UADR. In the case of any other AE or ADR the parties shall exchange data within thirty (30) days of becoming aware of such AE or ADR.

         2.3. All information between the parties shall be sent using the standard reporting format for Health Authorities in force in the respective countries concerned.

                                   APPENDIX E

                                QUALITY AGREEMENT
                                 BY AND BETWEEN

                              ORPHAN MEDICAL, INC.
                        13911 RIDGEDALE DRIVE, SUITE 250
                        MINNETONKA, MINNESOTA, USA 55305
                           (HEREAFTER CALLED "ORPHAN")
                                   ON ONE HAND


APPROVED BY:      DAYTON T. REARDAN, PH.D., RAC
VICE PRESIDENT OF REGULATORY AFFAIRS, ORPHAN MEDICAL, INC.

DATE:_______________               SIGNATURE:_____________________

                                       AND
                          CELLTECH PHARMACEUTICALS LTD.

                          (HEREAFTER CALLED "CELLTECH")



APPROVED BY: _____________________
QUALITY ASSURANCE CELLTECH PHARMACEUTICALS LTD.


DATE:_______________               SIGNATURE:_____________________



          FOR THE PRODUCT XYREM(R) (SODIUM OXYBATE) 50% ORAL SOLUTION,
                          HEREAFTER CALL THE "PRODUCT"

                                TABLE OF CONTENTS


   1.       QUALITY AGREEMENT...............................................1

     1.1      PURPOSE.......................................................1

     1.2      RELATIONSHIP TO LICENSE AGREEMENT.............................1

   2.    DEFINITIONS........................................................1

   3.       ADMINISTRATIVE INFORMATION......................................1

     3.1        ORPHAN CONTACT NAMES........................................1

     3.2        CELLTECH CONTACT NAMES......................................1

     3.3        EMERGENCY CONTACTS NAMES....................................1

   4.    TERM OF AGREEMNT...................................................2

   5.    MANUFACTURING GMP COMPLIANCE.......................................2

     5.1        GENERAL.....................................................2

     5.2        PREMISES....................................................2

     5.3        GMP GUIDELINES..............................................3

     5.4        MATERIALS...................................................3

     5.5        MASTER PRODUCTION RECORDS...................................4

     5.6        STANDARD OPERATION PROCEDURES AND DOCUMENTATION.............4

     5.7        METHODS VALIDATION / CERTIFICATION..........................4

     5.8        BATCH NUMBERS...............................................4

     5.9        DATES OF MANUFACTURE AND EXPIRATION.........................4

     5.10       MANUFACTURING AND EQUIPMENT DATA............................5

     5.11       STORAGE AND SHIPMENT........................................5

   6.    QUALITY CONTROL....................................................6

     6.1        GENERAL.....................................................6

     6.2        IN-PROCESS AND PRODUCT TESTING..............................6

     6.3        RETAIN SAMPLES      ........................................6

     6.4        ROUTINE STABILITY PROGRAM...................................7

     6.5        OUT-OF-SPECIFICATION (OOS) INVESTIGATIONS...................7

     6.6        CONTRACT QUALITY CONTROL LABORATORIES.......................7

   7.    QUALITY ASSURANCE..................................................8

     7.1        DEVIATIONS AND INVESTIGATIONS...............................8

     7.2        LOT DISPOSITION.............................................8

     7.3        QUALITY ASSURANCE CERTIFICATE OF COMPLIANCE/ANALYSIS........8

     7.4        PRODUCT RELEASE.............................................9

     7.5        PRODUCT COMPLAINTS AND RECALLS..............................9

     7.6        RECORDS RETENTION...........................................9

     7.7        QUALITY ASSURANCE PRESENCE IN THE MANUFACTURING FACILITY...10

   8.    REGULATORY COMPLIANCE.............................................10

     8.1        REGULATORY COMPLIANCE......................................10

     8.2        REGULATORY ACTIONS.........................................11

     8.3        REGULATORY AFFAIRS.........................................11

   9.    DISPUTE RESOLUTION................................................11

     9.1        NON-CONFORMITY DISPUTE.....................................11

     9.2        OTHER DISPUTES.............................................12

  10.    CHANGE MANAGEMENT.................................................12

     10.1       TECHNICAL & CGMP IMPACT ASSESSMENT.........................12

  11.    PRODUCT AND PROCESS VALIDATION....................................13

     11.1       PROCESS VALIDATION.........................................13

     11.2       EQUIPMENT, COMPUTER, FACILITY AND UTILITIES QUALIFICATION..13

     11.3       LABORATORY QUALIFICATION...................................13

  12.    ANNUAL PRODUCT REVIEW AND ANNUAL REPORT...........................14

     12.1       ANNUAL PRODUCT REVIEW......................................14

APPENDIX 1 :      ORPHAN and CELLTECH's responsibilities

APPENDIX 2 :      Formula and specifications of the Product

APPENDIX 3 :      Contact names

APPENDIX 4 :      Release documentation

1.       QUALITY AGREEMENT

1.1      Purpose

         1.1.1. This Quality Agreement (this "Agreement") defines the roles and responsibilities for the Quality Assurance ("QA") and Regulatory Affairs Department of ORPHAN , and for the QA Department of CELLTECH when ORPHAN supplies the Product to CELLTECH

         1.1.2. This Agreement also defines how ORPHAN and CELLTECH QA Departments will interact with each other.

         1.1.3. Appendix 1 summarizes the responsibilities of each party for the steps involved in the supply of the Product by ORPHAN to CELLTECH

1.2      Relationship to License Agreement

         1.2.1. This Agreement shall be incorporated within and constitute a part of the Xyrem License and Distribution Agreement (the "License Agreement") by and between CELLTECH and ORPHAN effective October 29, 2003.

         1.2.2. In the event of a conflict between any of the provisions of this Agreement and the License Agreement, the provisions of the License Agreement shall govern.

         1.2.3. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning set forth in the License Agreement.

2.       DEFINITIONS

         Definitions within this Agreement are adopted from the License
         Agreement.

3.       ADMINISTRATIVE INFORMATION

3.1      ORPHAN Contact Names

         See Appendix 3

3.2      CELLTECH Contact Names

         See Appendix 3.










                       QUALITY AGREEMENT APPENDIX: PAGE 1

3.3      Emergency Contacts Names

         Emergency contact names and numbers, during and outside working hours:

                  ORPHAN
                      Dayton T. Reardan
                      Vice President of Regulatory Affairs
                      Work Phone:  (952) 513-6969
                      Cell Phone:  612-384-3300
                      Home Phone:  952-474-9628

                  CELLTECH:
                      Name of Celltech contact
                      Title
                      Work phone:
                      Cellular phone:
                      Home Phone:

4.       TERM OF AGREEMENT.

         This Agreement will expire with termination of the License Agreement. This Quality Agreement can be modified as needed with the written approval of both parties.

5.       MANUFACTURING GMP COMPLIANCE

5.1      General

         ORPHAN has appointed CELLTECH as its exclusive distributor of the Product in the Territory. As such, CELLTECH shall package, label, test, release, promote, market, sell and distribute the Product in the Territory. During the term of the License Agreement, ORPHAN shall provide to CELLTECH documentation confirming that the Product has been manufactured in accordance with European and United States cGMPs and the Marketing Authorizations

5.2      Premises

         5.2.1. ORPHAN will ensure required operations for manufacturing activities are conducted at sites approved by CELLTECH and Regulatory Authorities of the Territory.

         5.2.2. The premises and equipment used to manufacture the Product will be maintained according to current regulatory requirements and in accordance with the controlled documentation approved by ORPHAN and CELLTECH.

         5.2.3. The manufacture of the Product will be performed in a suitably controlled environment and such facilities will be regularly monitored for parameters critical to the process to demonstrate compliance with (i) applicable GMP guidelines and
                  (ii) any conditions approved in the Marketing Authorization granted for the



                       QUALITY AGREEMENT APPENDIX: PAGE 2

                  Product in the Territory. Audits of such facilities will be performed in accordance with Section 5.9 of the Licensing Agreement.

5.3      GMP Guidelines

         The principles detailed in the US Current Good Manufacturing Practices (21 CFR 210 and 211) that govern the standards of manufacture for any product intended for human use, as well as the product cGMP Guidelines, will govern (i) the standards of manufacture of the Product, (ii) the Product Specifications, (iii) any applicable Product license, and (iv) the Marketing Authorizations, pharmacopoeias or formulatory requirements.

5.4      Materials

         5.4.1. CELLTECH will only use packaging materials in the Product ("Materials") conforming to ORPHAN's requirements and to the Marketing Authorizations granted by the Regulatory Authority in the Territory.

         5.4.2. Contract manufacturers and/or ORPHAN is responsible for auditing and qualifying suppliers of materials used in the Product and will provide CELLTECH with a Certificate of Conformance for such suppliers when requested. ORPHAN shall audit or shall cause to be audited materials suppliers at regular intervals according to a defined program and the documentation of the suppliers audited and date of audit shall be available for review by CELLTECH upon request if available to ORPHAN. Manufacturers may be required to be responsible for raw material, labeling, or component suppliers as defined contractually between the two firms.

         5.4.3. ORPHAN is responsible for ensuring that Materials procured by contract manufacturers for use in the Product are of required and consistent quality, in full compliance with the Product Specifications and approved by ORPHAN and in compliance with the Product Specifications approved in the Marketing Authorizations of the Product. Materials are given a repeat test date upon the satisfactory completion of all initial testing. Repeat testing will be performed at defined time intervals to ensure the chemical and physical stability of Materials unless ORPHAN provides an official expiration date.

         5.4.4. Contract manufacturers are responsible for ensuring that Materials are stored properly, used correctly, appropriately tested upon receipt, and traceable to the relevant Certificate of Analysis for the materials.

5.5      Master Production Records

         Master Production Records will be handled as outlined under Change Management in Section 10 of this Agreement.


                       QUALITY AGREEMENT APPENDIX: PAGE 3

5.6      Standard Operating Procedures and Documentation

         CELLTECH is responsible for maintaining any SOPs required to manufacture, test and store the Product in accordance with applicable European cGMP guidelines for those activities performed at CELLTECH facilities or under contract direct to CELLTECH. CELLTECH is responsible for documenting equipment, facilities, process, computer and cleaning operations in accordance with European cGMP. ORPHAN shall be afforded opportunity to audit and/or review validation documentation for validation.

5.7      Methods Validation / Certification

         5.7.1. ORPHAN is responsible for providing to CELLTECH approved copies of the most current and complete filed analytical methods relating to the Product for receipt of Materials, in-process product testing, Product lot release, Product stability and cleaning validation.

         5.7.2. ORPHAN is responsible for providing to CELLTECH a Certification of Methods Validation for all critical methods practiced by ORPHAN or its contractors (Materials testing, in-process Product testing, Product lot release, Product stability and cleaning validation). The certifications should state "THE METHODS ARE APPROPRIATE FOR THE INTENDED PURPOSE, ARE VALIDATED PER RELEVANT REGULATORY GUIDELINES AND ARE READILY AVAILABLE IN CASE OF A REGULATORY INSPECTION."

5.8      Batch Numbers

         5.8.1.   **

         5.8.2.   **

5.9      Dates of Manufacture and Expiration

         5.9.1. Date of Manufacture: ORPHAN and CELLTECH agree that the Date of Manufacture assigned will be based on the date of compounding for the Product.

         5.9.2. Expiration Date: ORPHAN will calculate the expiry date from the Date of Manufacture using the currently approved expiry period. The expiration date will be the last day of the month assigned. Changes to the expiration date will be handled by Change Management (see Section 10).

5.10     Manufacturing and Equipment Data

         ORPHAN, CELLTECH, and any contract manufacturer is responsible for keeping records of equipment usage (in case of using non-dedicated equipment), cleaning, any maintenance/calibration performed, batch records and laboratories raw data as appropriate for their facilities and equipment.

                       QUALITY AGREEMENT APPENDIX: PAGE 4

5.11     Storage and Shipment

         5.11.1. Storage: All parties will ensure that the Product is stored under temperature controlled conditions, i.e., 25(degree)C with excursions allowed for 15-30(degree)C. ORPHAN and/or its contractor will ensure that during storage before shipping of the Product, appropriate controls are in place to ensure that there is no interference, theft, product contamination or mixture with any other products or materials. ORPHAN will provide details of any labeling requirements and storage conditions for the Product. Documentation of chain of custody and of appropriate storage conditions will be made available upon request of via on site audit.

         5.11.2. Packaging and Labeling for Transit: The Product will be labeled and packaged for transit pursuant to instructions timely provided to CELLTECH in writing by ORPHAN and complying with cGMP. A temperature recorder device will be put in place for each shipment.

         5.11.3. Segregation of Product: All parties will maintain proper segregation of the Product. Different lots of a single Product or different types of products will not be mixed on a pallet.

         5.11.4. Availability of Product for Shipment: Only approved, finished (unless finished by CELLTECH), labeled Product will be shipped by ORPHAN under CELLTECH's responsibility. Unless approved by CELLTECH, ORPHAN will not ship any product that is unapproved or under quarantine unless.

6.                QUALITY CONTROL

6.1      General

         The testing activities for the Product will be managed by ORPHAN as defined in the License Agreement, before delivery of the Product to CELLTECH. At receipt, CELLTECH's Quality Control and QA Units shall be responsible for any pharmaceutical testing required and release of the Product in the Territory. Copies of release and testing documentation shall be provided to ORPHAN upon release.

6.2      In-Process and Product Testing

         6.2.1. Any test method developed by ORPHAN will be transferred to CELLTECH and the transfer complete prior to the Product release.

         6.2.2. Contract and approved testing laboratories will perform all in-process and Product testing using approved specifications and methods of analysis. Laboratory notebook pages and representative sample chromatograms can be reviewed on site at ORPHAN by CELLTECH. Such data will be made available by ORPHAN to CELLTECH upon request.

         6.2.3. A Qualified Person/QA Representative from either ORPHAN or a contract manufacturer will sign a Certificate of Conformity confirming that the Product



                       QUALITY AGREEMENT APPENDIX: PAGE 5
                  has been manufactured, packaged, tested, and meets the requirements of the Master Batch Record and Product Specifications. The current release documentation information are attached in the main agreement.

         6.2.4. Any reference standards must be accompanied by a COA listing the expiration date and any correction factors that need to be applied.

         6.2.5. CELLTECH will perform controls of the Product before pharmaceutical release in the Territory. Dispute resolutions in conflicting test data will be handled according to the provisions of Section 9.

         6.2.6. CELLTECH may perform release testing at a contract laboratory. Copies of all related documentation will be provided to ORPHAN upon request to support final disposition by CELLTECH.

6.3      Retain Samples

         6.3.1. ORPHAN and/or its contract manufacturer pursuant to separate contract are responsible for ensuring that samples of the drug are retained for one (1) year beyond the expiry date of the Product. ORPHAN is responsible for ensuring that samples of excipients are retained for one (1) year after expiry of the Product in which such excipients are utilized. The amount of sample retained will be three times the quantity required to carry out all the tests required to determine if the material meets its specifications.

         6.3.2. ORPHAN is responsible for ensuring that samples of the Product are retained for at least one (1) year beyond the expiry date of the Product. The amount of sample retained will be three times the quantity required to carry out all of the tests required to determine if the material meets its specifications.

6.4      Routine Stability Program

                  ORPHAN is responsible for maintaining a Stability Program and will retain samples from Product lots to be placed on stability.

                  The quantity of retained Product will be the amount necessary to complete the approved stability protocol, typically with the addition of enough sample to allow one additional test station (time point) not specified in the protocol.

6.5      Out-of-Specification (OOS) Investigations

         6.5.1.   ORPHAN's Investigations

         **

         6.5.2.   CELLTECH's Investigations

         **



                       QUALITY AGREEMENT APPENDIX: PAGE 6

6.6      Contract Quality Control Laboratories

         ORPHAN is responsible for ensuring the compliance and documented qualification of any Quality Control laboratory contracted to perform testing of the Materials used in the manufacture of the Product through an appropriate laboratory audit for compliance. Each party in their territory is responsible for ensuring such laboratories are on file with regulatory authorities and authorized under appropriate marketing applications or supplements.

7.       QUALITY ASSURANCE

7.1      Deviations and Investigations

         7.1.1. Deviations: Any deviation from the process during manufacture or OOS result must be carefully documented and approved by ORPHAN QA and appropriate area management. A copy of the final investigation report will be included in the Release Documentation package (Appendix 4) provided to CELLTECH.

         7.1.2. ORPHAN will notify CELLTECH of the disposition of any rejected Product which was previously shipped to CELLTECH.

         7.1.3. ORPHAN will notify CELLTECH within 48 hours, in writing, if any problems are discovered that may impact upon Product lots previously shipped to CELLTECH.

         7.1.4. Some investigations may require additional testing, stability, or validation to be conducted. This work will be performed by ORPHAN or CELLTECH as agreed by both parties.

7.2      Lot Disposition.

         For each lot, ORPHAN will provide the documentation and a copy of executed Batch Record of the Product, as listed in Appendix 4.

7.3      Quality Assurance Certificate of Compliance/Analysis

         7.3.1. ORPHAN will provide a standard Certificate of Analysis indicating the test results of each test performed as well as a signed Certificate of Compliance from the manufacturer confirming that the Product has been manufactured, tested and stored according to the requirements of the Master Production Record.

         7.3.2. ORPHAN will provide complete copies to CELLTECH of the executed Master Production and Packaging Record. Shipments of the lots may require prior authorization by CELLTECH.

7.4      Product Release

         7.4.1.   **



                       QUALITY AGREEMENT APPENDIX: PAGE 7

         7.4.2.   **

         7.4.3.   **

7.5      Product Complaints and Recalls

         7.5.1.   Product Complaints: **

         7.5.2.   Product Recall: **

7.6      Records Retention

         7.6.1.   **

7.7      Quality Assurance Presence in the Manufacturing Facility

         7.7.1.   **

         7.7.2.   **

8. REGULATORY COMPLIANCE

8.1      Regulatory Inspections

         8.1.1. ORPHAN will immediately inform CELLTECH of any regulatory inspections that directly affect the Product and CELLTECH will likewise inform ORPHAN of any inspections that directly affect the Product.

         8.1.2.   **

         8.1.3. Additionally ORPHAN will immediately forward to CELLTECH and CELLTECH will immediately forward to ORPHAN any regulatory correspondence exchanged with the Regulatory Authority and related to the Product or to other system issues that impact manufacturing, packaging or testing for the Product.

         8.1.4. ORPHAN will inform CELLTECH in writing of any regulatory issue that impacts ORPHAN's ability to manufacture the Product.

8.2      Regulatory Actions

         8.2.1. ORPHAN will notify CELLTECH of any regulatory actions on the Product that may impact CELLTECH.

         8.2.2.   **

8.3      Regulatory Affairs

         8.3.1.   **



                       QUALITY AGREEMENT APPENDIX: PAGE 8

         8.3.2.   **

         8.3.3.   **

         8.3.4.   **

9. DISPUTE RESOLUTION

9.1      Non-Conformity Dispute

         CELLTECH is responsible for the pharmaceutical release of the Product in Territory. In the event that a dispute arises between ORPHAN and CELLTECH in a non conformity in manufacturing and testing a lot of the Product, the supervisors of the QA departments from both companies shall in good faith promptly discuss the OOS results. They will possibly ask for a second control by an independent approved laboratory agreed by both ORPHAN and CELLTECH. Awaiting the resolution of the dispute and if necessary, ORPHAN will send another batch of Product to avoid any disruption in the treatment of patients. Financial liability shall be determined according to the License Agreement.

9.2      Other Disputes

         Other disputes shall be resolved in accordance with the License Agreement.

10.      CHANGE MANAGEMENT

10.1     Technical & cGMP Impact Assessment

         10.1.1.  **

         10.1.2.  **

         10.1.3.  **

         10.1.4.  **

11. PRODUCT AND PROCESS VALIDATION

11.1     Process Validation

         ORPHAN is responsible for ensuring that the manufacturing process is validated. The validation should ensure that the process is capable of consistently achieving the Product acceptance specifications.

         ORPHAN will submit to CELLTECH copies of the Process Validation Reports as required by CELLTECH.



                       QUALITY AGREEMENT APPENDIX: PAGE 9

11.2     Equipment, Computer, Facility and Utilities Qualification

         Contract manufacturers are responsible for all equipment, computer, facility and utility qualification activities associated with the Product. CELLTECH, ORPHAN, and their respective contractors are responsible for 21 CFR Part 11 compliance of computerized equipment as may be required. ORPHAN will submit to CELLTECH any qualification documentation report as required by CELLTECH.

11.3     Laboratory Qualification

         ORPHAN is responsible for ensuring that all laboratories and laboratory equipment are in compliance with applicable cGMP's guidelines and particularly 21 CFR Part 11. ORPHAN will provide to CELLTECH support in the form of existing analytical documentation to assist in methods transfer or methods validation.

12.      ANNUAL PRODUCT REVIEW AND ANNUAL REPORT

12.1     Annual Product Review

         12.1.1. ORPHAN QA will perform an Annual Product Review (APR) for the Product and will issue a report to CELLTECH no less than once each calendar year. This report will summarize manufacturing and testing complaints related to the Product. It will be a review of any minor changes at ORPHAN in the manufacturing, testing, storage or validation of the Product in the previous calendar year and a summary of lots made, released and rejected. Also control charting or trend analysis of key Product parameters will be performed. Any abnormalities will be explained in the APR.

         12.1.2. ORPHAN Regulatory Affairs is responsible for preparing any APR as required by applicable regulations, including 21 CFR 314.70, 314.81, and/or 601.













                       QUALITY AGREEMENT APPENDIX: PAGE 10

               APPENDIX 1: ORPHAN AND CELLTECH'S RESPONSIBILITIES


-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
                      RESPONSIBILITIES                      SECTION         ORPHAN            CONTRACTOR              CELLTECH
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
o        MANUFACTURING OPERATIONS                             5.1                                  X                      X
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
o        SECONDARY PACKAGING, LABELLING AND                   5.1                                  X                      X
         PHARMACEUTICAL RELEASE OPERATIONS
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
o        PROMOTION, MARKETING AND DISTRIBUTION                5.1             X                                           X
         OPERATIONS
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
o        CGMP COMPLIANCE:                                                     X                    X                      X
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
*        Manufacturing operations                             5.2             X                    X                      X
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
*        Site, premises, equipment, environment,              5.2             X                    X                      X
         cleaning
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
*        Materials and suppliers, tests and                 5.4-5.5           X                    X                      X
         controls, storage, traceability
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
o        PRODUCTION AND RETENTION OF
         DOCUMENTATION AND REPORTS:
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
*        Master Batch Records (manufacturing               5.6 - 5.7          X                    X                      X
         and primary packaging)
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
*        SOP                                                  5.7             X                    X                      X
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
*        Reports and records (manufacturing,                 5.11             X                    X                      X
         equipment, analytical controls)
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
o        VALIDATION OF ANALYTICAL METHODS AND                 5.8             X                                           X
         TRANSFER TO CELL TECH
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
o        RETAIN MANUFACTURING AND EQUIPMENT                  5.11                                  X
         DATA
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
o        STORAGE AND SHIPMENT OF PRODUCT                     5.12                                  X                      X
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
o        QUALITY CONTROLS AND RETAIN SAMPLES              6.1 to 6.3
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
*        Materials                                                                                 X
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
*        In-process controls                                                                       X
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
*        Product controls                                                                          X
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
*        Packaged Product                                                                          X
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
o        STABILITY STUDIES                                    6.4             X
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------



                       QUALITY AGREEMENT APPENDIX: PA


-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
OOS INVESTIGATIONS:
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
*        On the Product                                       6.5             X
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
*        On the Packaged Product                              6.5             X
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
o        DEVIATIONS AND INVESTIGATIONS                        7.1             X
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
o        CERTIFICATES OF COMPLIANCE, CERTIFICATES             7.3             X
         OF ANALYSIS
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
o        PHARMACEUTICAL RELEASE IN THE TERRITORY              7.4             X                                           X
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
o        PRODUCT COMPLAINTS AND RECALLS IN THE                7.5                                                         X
         TERRITORY
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
o        QA AUDITS OF SUPPLIERS OF MATERIALS                  5.5             X                    X
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
o        QA AUDITS OF THE MANUFACTURER OF THE                 7.7             X
         PRODUCT
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
o        CHANGE MANAGEMENT:                                  10.1
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
*        Minor                                                                X
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
*        Major                                                                X                    X                      X
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
*        Critical                                                             X                    X                      X
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
o        PRODUCT AND PROCESS VALIDATION                       11              X                    X
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------
o        ANNUAL PRODUCT REVIEW                                12              X
-------------------------------------------------------- -------------- --------------- ------------------------ -------------------






                       QUALITY AGREEMENT APPENDIX: PAGE 2

                 APPENDIX 2: FORMULA AND PRODUCT SPECIFICATIONS


**






























                       QUALITY AGREEMENT APPENDIX: PAGE 1

                         EUROPEAN PRODUCT SPECIFICATIONS


                 See Licensing Agreement dated October 29, 2003

      To be established upon approval of a marketing application in the EU






























                       QUALITY AGREEMENT APPENDIX: PAGE 2

                            APPENDIX 3: CONTACT NAMES


--------------------------------------------------------------------------------
ISSUE               ORPHAN                                    CELLTECH
--------------------------------------------------------------------------------
Quality Assurance   Kristin Goman
                    Assoc. Manager, Quality
                    Assurance
                    Ph:  (952) 513-6978
                    Fax:  (952) 541-9209
                    kgoman@orphan.com
--------------------------------------------------------------------------------
Quality Control     Kristine Goman
                    Assoc. Manager, Quality
                    Assurance
                    Ph:  (952) 513-6978
                    Fax:  (952) 541-9209
                    kgoman@orphan.com
--------------------------------------------------------------------------------
Regulatory Affairs  Dayton Reardan, Ph.D.. RAC                Breda Doyle, Ph.D.
                    VP Regulatory Affairs
                    Phone:  952-513-6969
                    FAX:  952-541-9209
                    E-mail:  Dreardan@Orphan.com
--------------------------------------------------------------------------------
Manufacturing       Dayton Reardan, Ph.D.. RAC                Tony Weeks?
                    VP Regulatory Affairs
                    Phone:  952-513-6969
                    FAX:  952-541-9209
                    E-mail:  Dreardan@Orphan.com
--------------------------------------------------------------------------------
Production Planning Jennifer Wisnom
                    Director of Production Planning
                    Phone:  952-513-6971
                    FAX:  952-541-9209
                    E-mail:  JWisnom@Orphan.com
--------------------------------------------------------------------------------
Finance/billing     Tim McGrath
                    VP, CFO
                    Phone:  952-513-6933
                    FAX:  952-541-9209
                    E-mail:  TMcGrath@Orphan.com
--------------------------------------------------------------------------------




                       QUALITY AGREEMENT APPENDIX: PAGE 1

                        APPENDIX 4: RELEASE DOCUMENTATION


**



































                       QUALITY AGREEMENT APPENDIX: PAGE 1

                                   APPENDIX F

                     CELLTECH FIRST COMMERCIAL YEAR FORECAST

**

                                   APPENDIX G

                    COMPONENTS OF STANDARD MANUFACTURING COST
                                       AND
                                 TRANSFER PRICE

**

                                   APPENDIX H

                              REGULATORY ASSISTANCE

1.       Marketing Authorizations and Registrations

         In connection with Celltech's acquisition of the Marketing Authorizations and Registrations and in addition to Orphan Medical's obligations set forth elsewhere in this Agreement, Orphan Medical will, at its own cost and expense (but subject to the limitations set forth in Section 3.2), take the following actions:

                  A. Promptly provide Celltech with copies of the NDA(s) and other relevant Know How and documentation currently in Orphan Medical's possession;

                  B. On Celltech's reasonable request, provide reasonable assistance in reviewing Product clinical studies; and

                  C. Promptly review and comment upon, as necessary, all applications for Marketing Authorizations and supporting documentation that Celltech shall submit to Orphan Medical for review prior to filing with the appropriate Regulatory Authorities in the Territory.

2.                         Training, Sales and Technical Literature.

         In addition to the materials that Orphan Medical is to provide Celltech pursuant to Section 6.5 of this Agreement, Orphan Medical shall also provide to Celltech in accordance with Section 6.5, the following materials:

                  A. All training materials used by Orphan Medical during the Term;

                  B. Copies of all studies relating to the Product conducted by or on behalf of Orphan Medical, and all updates thereto;

                  C. During each of the first three (3) years of the Term, Orphan Medical, at its sole cost and expense, shall provide five (5) eight (8) hour days of sales and technical training to Celltech's employees, agents, independent contractors, Subdistributors or Sublicensees at the Celltech facility specified by Celltech. Celltech and Orphan Medical shall use Commercially Reasonable Efforts to coordinate mutually convenient days for such training; provided, however, if the parties cannot agree on a mutually convenient time for Orphan Medical to provide such services, Celltech shall designate the dates for such training and notify Orphan Medical thereof at least thirty (30) days prior to the first designated training date.

                                   APPENDIX I

                             TRADEMARK USE STANDARDS

The trademark use standards below are minimum requirements to ensure consistent and appropriate use of the Xyrem(R) trademark. The consistent application of the Xyrem(R) trademark standards are essential to conveying a common image to reinforce consumer awareness and recognition of the Xyrem(R) trademark.

         USE REQUIREMENTS:

         **

         COLOR REQUIREMENTS

                  TWO COLOR XYREM LOGO:     **

                  FOUR COLOR PRINT TO MATCH XYREM LOGO:       **

                  BLACK AND WHITE XYREM LOGO:        **

                               SCHEDULE 8.1(E)(II)

            PATENT RIGHTS, TRADEMARK AND OTHER INTELLECTUAL PROPERTY

                    RELATING TO THE PRODUCT IN THE TERRITORY

PATENT(1)

Country              Stage            Serial #          Date Filed        Patent #          Issue Date
------------------------------------------------------------------------------------------------------
European             Granted          99964320.8        12/22/99          1140061           5/2/03
Austria              Granted          99964320.8        12/22/99          1140061           5/2/03
Belgium              Granted          99964320.8        12/22/99          1140061           5/2/03
Denmark              Granted          99964320.8        12/22/99          1140061           5/2/03
Finland              Granted          99964320.8        12/22/99          1140061           5/2/03
France               Granted          99964320.8        12/22/99          1140061           5/2/03
Germany              Granted          99964320.8        12/22/99          69907508.408      5/2/03
Ireland              Granted          99964320.8        12/22/99          1140061           5/2/03
Italy                Granted          99964320.8        12/22/99          1140061           5/2/03
Netherlands          Granted          99964320.8        12/22/99          1140061           5/2/03
Spain                Granted          99964320.8        12/22/99          1140061           5/2/03
Sweden               Granted          99964320.8        12/22/99          1140061           5/2/03
Switzerland          Granted          99964320.8        12/22/99          1140061           5/2/03
United Kingdom       Granted          99964320.8        12/22/99          1140061           5/2/03


TRADEMARK(1)

European Community Trademark                    Reg. No.: 957712
                                                Registered: 10 March 2000

Norway                                          Reg. No.: 217395
                                                Registered: 23 January 2003

Iceland                                         Reg. No.: 679/2002
                                                Registered: 31 July 2002

Switzerland                                     Reg. No.: 503.859
                                                Registered: 9 October 2002

Czech Republic                                  Reg. No.: 251135
                                                Registered: 27 January 2003

Slovak Republic                                 Application No.:  POZ 1676-2002
                                                Registered: Pending

Poland                                          Appl. No.:  Z-251131
                                                Registered: Pending

Hungary                                         Appl. No.: M 02 02667
                                                Registered: Pending
**


--------------------------------
(1) All are registered in the name of Orphan Medical Inc.

                              SCHEDULE 8.1(E)(III)

                            INFRINGEMENT OR CONFLICT



None

                               SCHEDULE 8.1(F)(I)
                                    CONTRACTS

**

                               SCHEDULE 8.1(F)(II)

                          DEFAULT, BREACH OR VIOLATION



None

                               SCHEDULE 8.1(G)(I)

                                     CLAIMS



None

                                 SCHEDULE 8.1(H)

                               REQUIRED APPROVALS



None

                               SCHEDULE 8.1(E)(I)

                                    CONTRACTS



None

                               SCHEDULE 8.1(E)(II)

                          DEFAULT, BREACH OR VIOLATIONS



None

                               SCHEDULE 8.1(F)(I)

                                     CLAIMS



None

                                 SCHEDULE 8.2(G)

                               REQUIRED APPROVALS



None